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                                                                  Exhibit 10.358

THIS INSTRUMENT PREPARED BY
AND WHEN RECORDED RETURN TO:

MARTHA HARRIS, ESQ.
THOMPSON & KNIGHT L.L.P.
1700 PACIFIC AVENUE, SUITE 3300
DALLAS, TEXAS 75201


                         MORTGAGE AND SECURITY AGREEMENT
                                     754065

     A. THIS MORTGAGE AND SECURITY AGREEMENT (as the same may from time to time hereafter be modified, supplemented or amended, this "MORTGAGE") is made as of September 2, 2004, by and between INLAND WESTERN NEW PORT RICHEY MITCHELL, L.L.C., a Delaware limited liability company, having its principal place of business and post office address at 2901 Butterfield Road, Oak Brook, Illinois 60523, as "BORROWER" ("Borrower" to be construed as "Borrowers" if the context so requires), and PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, having a principal place of business and post office address c/o Principal Real Estate Investors, LLC at 801 Grand Avenue, Des Moines, Iowa 50392-1450, as "LENDER".

                                   WITNESSETH:

     B. Borrower is justly indebted to Lender for money borrowed (the "LOAN") in the original principal sum of Eighteen Million Seven Hundred Thousand and No/100 Dollars ($18,700,000.00) (the "LOAN AMOUNT") evidenced by Borrower's secured promissory note of even date herewith, made payable and delivered to Lender (as may be modified, amended, supplemented, extended or consolidated in writing and any note(s) issued in exchange therefor or replacement thereof) (the "NOTE"), in which Note Borrower promises to pay to Lender the Loan Amount, together with all accrued and unpaid interest thereon, interest accrued at the Default Rate (if any), Late Charges (if any), the Make Whole Premium (if any), and all other obligations and liabilities due or to become due to Lender pursuant to the Loan Documents and all other amounts, sums and expenses paid by or payable to Lender pursuant to the Loan Documents and the Environmental Indemnity (collectively the "INDEBTEDNESS") until the Indebtedness has been paid, but in any event, the unpaid balance (if any) remaining due on the Note shall be due and payable on October 1, 2007 or such earlier date resulting from the acceleration of the Indebtedness by Lender (the "MATURITY DATE"). Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the other Loan Documents.

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     C.   NOW, THEREFORE, to secure the payment of the Indebtedness in accordance with the terms and conditions of the Loan Documents, and all extensions, modifications, and renewals thereof and the performance of the covenants and agreements contained therein, and also to secure the payment of any and all other Indebtedness, direct or contingent, that may now or hereafter become owing from Borrower to Lender in connection with the Loan Documents, and in consideration of the Loan Amount in hand paid, receipt of which is hereby acknowledged, Borrower does by these presents grant, bargain, sell, alien, convey, confirm, remise and release unto Lender, its successors and assigns forever, that certain real estate and all of Borrower's estate, right, title and interest therein, located in the county of Pasco, state of Florida, more particularly described in EXHIBIT A attached hereto and made a part hereof (the "LAND"), which Land, together with the following described property, rights and interests, is collectively referred to herein as the "PREMISES".

     D. Together with Borrower's interest as lessor in and to all Leases and all Rents, which are pledged primarily and on a parity with the Land and not secondarily.

     E. Together with all and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, sewer rights, rights in trade names, licenses, permits and contracts, and all other rights, liberties and privileges of any kind or character in any way now or hereafter appertaining to the Land, including but not limited to, homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof.

     F. Together with the right in the case of foreclosure hereunder of the encumbered property for Lender to take and use the name by which the buildings and all other improvements situated on the Premises are commonly known and the right to manage and operate the said buildings under any such name and variants thereof.

     G. Together with all right, title and interest of Borrower in any and all buildings and improvements of every kind and description now or hereafter erected or placed on the said Land and all materials intended for construction, reconstruction, alteration and repairs of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises, and all fixtures now or hereafter owned by Borrower and attached to or contained in and used in connection with the Premises including, but not limited to, all machinery, motors, elevators, fittings, radiators, awnings, shades, screens, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; and all items of furniture, furnishings, equipment and personal property owned by Borrower used or useful in the operation of the Premises; and all renewals or replacements of all of the aforesaid property owned by Borrower or articles in substitution therefor, whether or not the same are or shall be attached to said buildings or improvements in any manner (collectively, the "IMPROVEMENTS"); it being mutually agreed, intended and declared that all the aforesaid property owned by Borrower and placed by it on the Land or used in connection with the operation or maintenance of the Premises shall, so far as permitted by law,

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be deemed to form a part and parcel of the Land and for the purpose of this
Mortgage to be Land and covered by this Mortgage, and as to any of the property aforesaid which does not form a part and parcel of the Land or does not constitute a "fixture" (as such term is defined in the Uniform Commercial Code ("UCC")), this Mortgage and the other Loan Documents (the terms of which grant a security interest in personal property or real property, the proceeds of which may become personal property) are each hereby deemed to be, as well, a security agreement under the UCC for the purpose of creating a security interest in all items, including, but not limited to all property and rights which Borrower may grant, assign, bargain, sell, transfer, set over, deliver, or otherwise convey to Lender, as secured party, under the terms of this Mortgage or any of the other Loan Documents, including any and all proceeds thereof (as used herein, Borrower shall mean "Debtor" under the UCC and Lender shall mean "Secured Party" under the UCC). Borrower hereby appoints Lender as its attorney-in-fact to execute such documents necessary to perfect Lender's security interest and authorizes Lender at any time until the Indebtedness is paid in full, to prepare and file, at Borrower's expense, any and all UCC financing statements, amendments, assignments, terminations and the like, necessary to create and/or maintain a prior security interest in such property all without Borrower's execution of the same. Furthermore, upon a default under the Loan Documents, Lender will, in addition to all other remedies provided for in the Loan Documents, have the remedies provided for under the UCC in effect in the state in which the Premises is located.

     H. Together with all right, title and interest of Borrower, now or hereafter acquired, in and to any and all strips and gores of land adjacent to and used in connection with the Premises and all right, title and interest of Borrower, now owned or hereafter acquired, in, to, over and under the ways, streets, sidewalks and alleys adjoining the Premises.

     I. Together with all funds now or hereafter held by Lender under any property reserves agreement (including any proceeds derived from any letter of credit) or escrow security agreement or under any of the terms hereof or of the Loan Documents, including but not limited to funds held under the provisions of paragraph 5 hereof.

     J. Together with all of Borrower's payment intangibles, letter of credit rights, interest rate cap agreements, tenant in common agreement rights, and any other contract rights of Borrower related in any manner to the ownership, operation, or management of the Premises, as well as any and all supporting obligations, and all proceeds, renewals, replacements and substitutions thereof.

     K. Together with all funds, accounts and proceeds thereof relating to the Premises whether or not such funds, accounts or proceeds thereof are held by Lender under the terms of any of the Loan Documents, including, but not limited to bankruptcy claims of Borrower against any tenant at the Premises, and any proceeds thereof; proceeds of any Rents, insurance proceeds from all insurance policies required to be maintained by Borrower under the Loan Documents (subject to the balance of the terms of this Mortgage) and all awards, decrees, proceeds, settlements or claims for damage now or hereafter made to or for the benefit of Borrower by reason of any damage to, destruction of or taking of the Premises or any part thereof, whether the

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same shall be made by reason of the exercise of the right of eminent domain or by condemnation or otherwise (a "TAKING").

     L. TO HAVE AND TO HOLD the same unto the Lender, its successors and assigns forever, for the purposes and uses herein expressed.

     M. Borrower represents that it is the absolute owner in fee simple of the Premises described in Exhibit A, which Premises are free and clear of any liens or encumbrances except as set out in Exhibit B attached hereto, and except for taxes which are not yet due or delinquent. Borrower shall forever warrant and defend the title to the Premises against all claims and demands of all persons whomsoever and will on demand execute any additional instrument which may be required to give Lender a valid first lien on all of the Premises, subject to the "PERMITTED ENCUMBRANCES" set forth in Exhibit B.

     N. Borrower further represents that (i) the Premises is not subject to any casualty damage; (ii) Borrower has not received any written notice of any eminent domain or condemnation proceeding affecting the Premises; and (iii) to the best of Borrower's knowledge, following due and diligent inquiry, there are no actions, suits or proceedings pending, completed or threatened against or affecting Borrower or any person or entity owning an interest (directly or indirectly) in Borrower ("INTEREST OWNER(S)") or any property of Borrower or any Interest Owner in any court or before any arbitrator of any kind or before or by any governmental authority (whether local, state, federal or foreign) that, individually or in the aggregate, could reasonably be expected by Lender to be material to the transaction contemplated hereby.

     O. Borrower further represents and warrants that as of the date hereof and until the Indebtedness is paid in full: (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA; (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; (iii) Borrower is not and will not be a "governmental plan" within the meaning of
Section 3(32) of ERISA; (iv) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans; (v) Borrower has made and will continue to make all required contributions to all employee benefit plans, if any, established for or on behalf of Borrower or to which Borrower is required to contribute; (vi) Borrower has and will continue to administer each such plan, if any, in accordance with its terms and the applicable provisions of ERISA and any other federal or state law; and (vii) Borrower has not and will not permit any liability under Sections 4201, 4243, 4062 or 4069 of Title IV of ERISA or taxes or penalties relating to any employee benefit plan or multi-employer plan to become delinquent or assessed, respectively, which would have a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or Environmental Indemnity, or (iii) the value of the Premises.

     BORROWER COVENANTS AND AGREES AS FOLLOWS:

     1.   Borrower shall

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     (a)  pay each item of Indebtedness secured by this Mortgage when due according to the terms of the Loan Documents;

     (b) pay a Late Charge on any payment of principal, interest, Make Whole Premium or Indebtedness which is not paid on or before the due date thereof to cover the expense involved in handling such late payment;

     (c) pay on or before the due date thereof any indebtedness permitted to be incurred by Borrower pursuant to the Loan Documents and any other claims which could become a lien on the Premises (unless otherwise specifically addressed in paragraph 1(e) hereof), and upon request of Lender exhibit satisfactory evidence of the discharge thereof;

     (d) complete within a reasonable time, the construction of any Improvements now or at any time in process of construction upon the Land which are required to be performed by Borrower;

     (e) manage, operate and maintain the Premises and keep the Premises, including but not limited to, the Improvements, in good condition and repair and free from mechanics' liens or other liens or claims for liens, provided however, that Borrower may in good faith, with reasonable diligence and upon written Notice to Lender within twenty
          (20) days after Borrower has knowledge of such lien or claim, contest the validity or amount of any such lien or claim and defer payment and discharge thereof during the pendency of such contest in the manner provided by law, provided that (i) such contest may be made without the payment thereof; (ii) such contest shall prevent the sale or forfeiture of the Premises or any part thereof, or any interest therein, to satisfy such lien or claim; (iii) Borrower shall have obtained a bond over such lien or claim from a bonding company acceptable to Lender which has the effect of removing such lien or collection of the claim or lien so contested; and (iv) Borrower shall pay all costs and expenses incidental to such contest; and further provided, that in the event of a final, non-appealable ruling or adjudication adverse to Borrower, and provided the court of jurisdiction has not granted a stay of the enforcement of the ruling or judgment, Borrower shall promptly pay such claim or lien, shall indemnify and hold Lender and the Premises harmless from any loss for damage arising from such contest and shall take whatever action necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to the Lender; provided, however, Lender acknowledges and agrees that performance of the obligations set forth in this Paragraph 1(e) by a Major Tenant (as defined in Paragraph 4(c) hereof) shall be deemed compliance with such provisions by Borrower;

     (f) comply, and cause each lessee or other user of the Premises to comply, with all requirements of law and ordinance, and all rules and regulations, now or

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          hereafter enacted, by authorities having jurisdiction of the Premises and the use thereof, including but not limited to all covenants, conditions and restrictions of record pertaining to the Premises, the Improvements, and the use thereof (collectively, "LEGAL REQUIREMENTS"); provided, however, Lender acknowledges and agrees that performance of the obligations set forth in this Paragraph 1(f) by a Major Tenant with respect to its respective leased premises shall be deemed compliance with such provision by Borrower with respect to such portion of the Premises;

     (g) subject to the provisions of paragraph 6 hereof, promptly repair, restore or rebuild any Improvements now or hereafter a part of the Premises which may become damaged or be destroyed by any cause whatsoever, so that upon completion of the repair, restoration and rebuilding of such Improvements, there will be no liens of any nature arising out of the construction and the Premises will be of substantially the same character and quality as it was prior to the damage or destruction; provided, however, Lender acknowledges and agrees that performance of the obligations set forth in this Paragraph 1(g) by a Major Tenant with respect to its respective leased premises shall be deemed compliance with such provision by Borrower with respect to such portion of the Premises;

     (h) if other than a natural person, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and, if other than its state of formation, the state where the Premises is located. Borrower shall notify Lender at least thirty (30) days prior to (i) any relocation of Borrower's principal place of business to a different state or any change in Borrower's state of formation, and/or
          (ii) if Borrower is an individual, any relocation of Borrower's principal residence to a different state;

     (i) do all things necessary to preserve and keep in full force and effect Lender's title insurance coverage insuring the lien of this Mortgage as a first and prior lien, subject only to the Permitted Encumbrances stated in Exhibit B and any other exceptions after the date of this Mortgage approved in writing by Lender, including without limitation, delivering to Lender not less than 30 days prior to the effective date of any rate adjustment, modification or extension of the Note or any other Loan Document, any new policy or endorsement which may be reasonably required to assure Lender of such continuing coverage;

     (j) execute any and all documents which may be required to perfect the security interest granted by this Mortgage; and

     (k)  remain a Single-Purpose Entity.

     As used herein, the term Single-Purpose Entity means:

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     a corporation, limited partnership, limited liability company, or business trust which, at all times until the Indebtedness is paid in full (i) will be organized solely for the purpose of owning the Premises, (ii) will not engage in any business unrelated to the ownership of the Premises, (iii) will not have any assets other than those related to the Premises, (iv) will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by the Loan Documents, will not engage in, seek or consent to any asset sale, transfer of partnership, membership, shareholder, beneficial interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement, trust agreement, or trust certificate (as applicable),
     (v) will not fail to correct any known misunderstanding regarding the separate identity of such entity, (vi) without the unanimous consent of all of the partners, directors, members, beneficial owners and trustees, as applicable, will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (c) make any assignment for the benefit of such entity's creditors; or (d) take any action that might cause such entity to become insolvent, (vii) will maintain its accounts, books and records separate from any other person or entity, (viii) will maintain its books, records, resolutions and agreements as official records, (ix) has not commingled and will not commingle its funds or assets with those of any other person or entity, (x) has held and will hold its assets in its own name, (xi) will conduct its business in its name, (xii) will maintain its financial statements, accounting records and other entity documents separate from any other person or entity, (xiii) will pay its own liabilities out of its own funds and assets, (xiv) will observe all corporate, limited liability company and partnership formalities, as applicable, including any regarding the maintenance of minimum capital to the extent required by the laws of the jurisdiction in which such entity is organized, (xv) has maintained and will maintain an arms-length relationship with its affiliates, (xvi) if such entity owns the Premises, will have no indebtedness other than the Indebtedness and commercially reasonable unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Premises which are paid within sixty (60) days of the date incurred, (xvii) will not assume or guarantee or become obligated for the debts of any other person or entity or hold out its credit as being available to satisfy the obligations of any other person or entity, except for the Indebtedness, (xviii) will not acquire obligations or securities of its partners, members, trustees, beneficial owners or shareholders, (xix) will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and use separate stationery, invoices and checks, (xx) will not pledge its assets for the benefit of any other person or entity, (xxi) will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity,
     (xxii) will not make loans to any person or entity, (xxiii) will not

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     identify its partners, members, shareholders, trustees, beneficiaries or any affiliates of any of them as a division or part of it, (xxiv) will not enter into or be a party to, any transaction with its partners, members, shareholders, beneficiaries, trustees or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (xxv) will pay the salaries of its own employees from its own funds, (xxvi) if such entity is a limited liability company, limited partnership, or business trust then such entity shall continue and not dissolve whether as a consequence of bankruptcy or insolvency of one or more of the members, general partners, or trustees, as applicable, or otherwise, for so long as a solvent managing member, general partner, or trustee, as applicable, exists and, subject to applicable law, dissolution of the entity shall not occur so long as the entity remains owner of the Premises subject to the Mortgage and such entity's organizational documents shall contain such provision, (xxvii) if such entity is a limited liability company with two (2) or more members, it may be organized and existing under the laws of any state, and (xxviii) if such entity is a limited liability company with only a single member then it must be organized and existing under the laws of the state of Delaware, and upon the occurrence of any event that causes the member to cease to be a member of the limited liability company (other than (a) upon an assignment by the member of all of its limited liability company interest in the limited liability company and the admission of the transferee pursuant to the operating agreement, or (b) the resignation of the member and the admission of an additional member of the limited liability company), each person acting as a Special Member pursuant to the operating agreement shall, without any action of any person and simultaneously with the member ceasing to be a member of the limited liability company, automatically be admitted to the limited liability company as a Special Member and shall continue the limited liability company without dissolution. No Special Member may resign from the limited liability company or transfer its rights as Special Member unless a successor Special Member has been admitted to the limited liability company as Special Member by executing a counterpart to the operating agreement; provided, however, the Special Members shall automatically cease to be members of the limited liability company upon the admission to the limited liability company of a substitute member. Each Special Member shall be a member of the limited liability company that has no interest in the profits, losses and capital of the limited liability company and has no right to receive any distributions of limited liability company assets. Pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "Act"), a Special Member shall not be required to make any capital contributions to the limited liability company and shall not receive a limited liability company interest in the limited liability company. A Special Member, in its capacity as Special Member, may not bind the limited liability company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the limited liability company, including, without limitation, the merger, consolidation or conversion of the limited liability company. The member shall not, so long as any obligation to the

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     Lender is outstanding, amend, alter, change or repeal the definition of
     "Special Member" or any sections that relate to Special Members of the operating agreement without the unanimous written consent of all member(s) and Special Members. For so long as any obligation to Lender is outstanding, notwithstanding any other provision of the operating agreement and any provision of law that otherwise empowers the limited liability company or any member or any other person to the contrary, no member nor any other person so authorized shall permit the limited liability company, without the prior unanimous written consent of the member and all Special Members, to take any bankruptcy-related action. As long as any obligation to Lender is outstanding, the member shall cause the limited liability company at all times to have at least one Special Member who will be appointed by the member. In the event of a vacancy in the position of Special Member, the member shall, as soon as practicable, appoint a successor Special Member. One or more additional members of the limited liability company may be admitted to the limited liability company with the written consent of the member; PROVIDED, HOWEVER, that, notwithstanding the foregoing, so long as any obligation to the Lender remains outstanding, no additional member may be admitted to the limited liability company unless permitted by the Loan Documents. The member shall agree that the operating agreement constitutes a legal, valid and binding agreement of the member, and is enforceable against the member by the Special Members, in accordance with its terms. In addition, the Special Members shall be intended beneficiaries of the operating agreement. For purposes hereof the term "SPECIAL MEMBER" means a person or entity who is not a member of the limited liability company but has agreed to act as a Special Member under the terms of the operating agreement with only the rights and duties expressly set forth in the operating agreement and only upon the occurrence of certain events that cause the member to cease to be a member of the limited liability company.

2.   Borrower shall not:

     (a) except as required by applicable Legal Requirements, construct any building or structure nor make any alteration or addition (other than normal repair and maintenance) to (i) the roof or any structural component of any Improvements on the Premises, or (ii) the building operating systems, including but not limited to, the mechanical, electrical, heating, cooling, or ventilation systems (other than replacement with equal or better quality and capacity), without the prior written consent of Lender not to be unreasonably withheld;

     (b) remove or demolish any material Improvements, or any portion thereof, which at any time constitutes a part of the Premises.

          Notwithstanding anything hereinabove to the contrary, Borrower may construct, remove or demolish tenant improvements within the then existing building(s) or other structures to the extent such work is required solely under the terms of any Leases approved by Lender provided (i) no Event of Default exists under the Loan Documents; (ii) the work is completed on a timely basis, in a good,

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          workmanlike, lien-free manner and in accordance with all Legal
          Requirements, and (iii) such work does not negatively affect the structural integrity of the Improvements or the value of the Premises;

     (c) cause or permit any change to be made in the general use of the Premises without Lender's prior written consent;

     (d) initiate any or acquiesce to a zoning reclassification or material change in zoning without Lender's prior written consent. Borrower shall use all reasonable efforts to contest any such zoning reclassification or change;

     (e) make or permit any use of the Premises that could with the passage of time result in the creation of any right of use, or any claim of adverse possession or easement on, to or against any part of the Premises in favor of any person or entity or the public;

     (f)  allow any of the following to occur (unless a Permitted Transfer):

          (i) a Transfer of all or any portion of the Premises or any interest in the Premises;

          (ii) a Transfer of any ownership interest in Borrower or any entity which owns, directly or indirectly, an interest in Borrower at any level of the ownership structure; or

          (iii) in addition to (i) and (ii) above, if the Borrower is a trust, or if a trust owns an interest, directly or indirectly, in any entity which owns an interest in Borrower at any level of the ownership structure, the addition, deletion or substitution of a trustee of such trust.

          If any of such events occur, it shall be null and void and shall constitute an Event of Default under the Loan Documents.

          It is understood and agreed that the Indebtedness evidenced by the
          Note is personal to Borrower and in accepting the same Lender has relied upon what it perceived as the willingness and ability of Borrower to perform its obligations under the Loan Documents and the Environmental Indemnity and as lessor under the Leases of the Premises. Furthermore, Lender may consent to a Transfer and expressly waive Borrower's covenants contained in this paragraph 2(f), in writing to Borrower; however any such consent and waiver shall not constitute any consent or waiver of such covenants as to any Transfer other than that for which the consent and waiver was expressly granted. Furthermore, Lender's willingness to consent to any Transfer and waive Borrower's covenants contained in this paragraph 2(f), implies no standard of reasonableness in

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          determining whether or not such consent shall be granted and the same may be based upon what Lender solely deems to be in its best interest.

          For purposes of the Loan Documents, the following terms shall have the respective meanings set forth below:

          "TRANSFER" or "TRANSFERRED" shall mean with respect to the Premises, an interest in the Premises, or an ownership interest or interest therein:

          (i)    a sale, assignment, transfer, conveyance or other disposition
                 (whether voluntary, involuntary or by operation of law);
          (ii)   the creation, sufferance or granting of any lien, encumbrance, security interest or collateral assignment (whether voluntarily, involuntarily or by operation of law), other than the lien hereof, the leases of the Premises assigned to Lender, the Permitted Encumbrances, the granting of a lien on a tenant's interest under any Lease in accordance with the terms specifically set forth therein, and those liens which Borrower is contesting in accordance with the provisions of paragraph l(e);
          (iii) the issuance or other creation of ownership interests in an entity;
          (iv) the reconstitution or conversion from one entity to another type of entity;
          (v) a merger, consolidation, reorganization or any other business combination; or
          (vi) a conversion to or operation of all or any portion of the Premises as a cooperative or condominium form of ownership.

          "PERMITTED TRANSFER" shall mean:

          (i) a minor (as determined by Lender) conveyance of an interest in the Premises by Borrower, such as a utility easement, and for which Lender has given its prior written consent and imposed such conditions as Lender deems advisable and appropriate;
          (ii) a sale, assignment, transfer or conveyance of all or any portion of the Premises or an interest in the Premises for which Borrower has complied with all of the Property Transfer Requirements; or
          (iii) any of the following Transfers for which Borrower has complied with all of the Ownership Transfer Requirements as applicable and Lender has given its prior written consent (and in connection with such consent, Lender may impose any conditions it wishes in its sole discretion);
                 (A) a sale, assignment, transfer, or conveyance of an ownership interest or interest therein;
                 (B) the issuance or other creation of ownership interests in an entity;
                 (C) a reconstitution or conversion from one entity to another type of entity;
                 (D) a merger, consolidation, reorganization or any other business combination; or

          (iv) with at least thirty (30) days advance written notice, transfers of ownership interests in Borrower and entities owning interests in Borrower between Inland Western Retail Real Estate Trust, Inc., a Maryland corporation ("IWRRET"), and its wholly owned affiliates for which Borrower has complied with all of the Specific Transfer Requirements - 1;
          (v) with at least thirty (30) days advance written notice, transfers of ownership interests in Borrower and/or shares in entities owning interests in Borrower to Qualified New Members (hereinafter defined), for which Borrower has complied with all of the Specific Transfer Requirements - 2 (for purposes of this Permitted Transfer, a "Qualified New Member" shall be defined as an institutional investor or fund managed by an institutional investor having assets of $100,000,000 or more;
          (vi) with at least thirty (30) days advance written notice, transfers of direct or indirect ownership interests in Borrower and entities owning interests in Borrower and IWRRET, and its wholly owned affiliates to a Qualified Successor) (hereinafter defined) and/or its wholly owned affiliates for which Borrower has complied with all of the Specific Transfer Requirements - 3 (for purposes of this Permitted Transfer, a "Qualified Successor" shall be defined as an entity with a tangible net worth of $200,000,000 or more); a debt to equity ratio of 1.5 or less; and management personnel experienced in the ownership and management of retail properties similar to the Premises; or
          (vii)  transfers of ownership interests in IWRRET.

            "PROPERTY TRANSFER REQUIREMENTS" are all of the following:

          1. Prior review and approval of the proposed purchaser or other transferee and the subject transaction by Lender, at Lender's sole discretion. Review of the proposed purchaser or other transferee and the subject transaction shall encompass various factors, including, but not limited to, the proposed purchaser's or other transferee's creditworthiness, financial strength, and real estate management and leasing expertise as well as the proposed transaction's effect on the Premises, the Borrower, and other security for the Loan;

          2.     Payment to Lender of an assumption fee equal to the greater of:
                 (a) one half of one percent (0.5%) of the principal balance of the Note; or (b) $15,000.00; provided, however, that Lender will require $15,000.00 of such fee to be paid at the beginning of Lender's review process, and such sum shall be nonrefundable and earned upon receipt by Lender whether or not the transaction is ultimately completed or Lender ultimately approves the proposed purchaser or other transferee;

          3. Receipt, at Borrower's expense, of either (at Lender's discretion) a new ALTA standard loan policy or an endorsement updating the Lender's existing loan policy in the full amount of the Loan, in form and by an issuer satisfactory to Lender, and which insures this Mortgage to be a first and prior lien subject only to those exceptions which were previously approved by Lender and provides coverage against usury and mechanic's liens;

          4. Receipt by Lender of copies of all relevant information and documentation relating to or required by Lender in connection with the proposed transfer including but not limited to (a) the organizational documents of the proposed transferee and an opinion of counsel satisfactory to Lender as to its due formation, valid existence and authority to enter into and carry out the proposed transaction as well as the proposed transferee's compliance with its status as a Single Purpose Entity; (b) the deeds or other instruments of transfer and documents relating to the assignment and assumption of Leases;
                 (c) evidence of compliance with the insurance requirements contained in the Loan Documents; and (d) compliance with such other closing requirements as are customarily imposed by Lender in connection with such transactions;

          5. Execution, delivery, acknowledgment and recordation, as applicable, of new, revised and/or replacement assumption agreements, loan modification agreements, indemnification agreements, escrow security or property reserves agreements, security instruments, financing statements, UCCs, new or revised letters of credit and/or guarantees in form and substance satisfactory to Lender;

          6. Payment of outside counsel fees and costs, other applicable professional's fees and costs, taxes, recording fees and the like, and any other fees and costs incurred;

          7. Receipt by Lender of 60 days advance written notice of the proposed Transfer in question;

          8. Receipt by Lender of a waiver from any tenant having a right or option to purchase the Premises or any portion thereof, waiving such right or option in form and substance acceptable to Lender; and

          9. At Lender's option, and if required by the procedures promulgated by any rating agency(ies) associated with a securitization transaction with respect to the Loan, receipt by Lender of written evidence from such agency(ies) to the effect that the proposed transfer will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to such transfer issued in connection with the securitization transaction.

          "OWNERSHIP TRANSFER REQUIREMENTS" are all of the Property Transfer Requirements which Lender deems appropriate in its discretion, as well as a reasonable processing fee to be determined by Lender; provided, however, that (i) with respect to item 2 of the Property Transfer Requirements, the 0.5% component of the fee shall be prorated (subject, however, to the $15,000 minimum) based on Lender's calculation of the effective percentage interest in Borrower transferred, and (ii) item 3 of the Property Transfer Requirements shall be required, at Lender's discretion, only in the event of (A) a merger, consolidation, reorganization or any other business combination, or (B) a reconstitution or conversion from one entity to another type of entity.

          "SPECIFIC TRANSFER REQUIREMENTS -1" are all of the following which Borrower agrees to provide to Lender prior to each proposed transfer:
          (i) a transfer fee of $2,000.00; (ii) all relevant documentation and information related to the organization, authority, and validity of the proposed ownership interest purchaser, transferee and the transaction in general; (iii) all documents and instruments of conveyance, transfer and assignment; (iv) at Lender's discretion, a reaffirmation of the obligations of the Guarantor(s) under the Guaranty; and (v) evidence of payment of all outside counsel fees, professional fees, title insurance fees, if any, and any and all other fees, costs and expenses related to the proposed transfer (provided that no assumption or transfer fee other than the $2,000 fee stated in
          (i) above shall be required).

          "SPECIFIC TRANSFER REQUIREMENTS - 2" are all of the following which Borrower agrees to provide to Lender prior to each proposed transfer:
          IWRRET or a wholly owned affiliate thereof (i) (a) retains 51% or more of the ownership interest in the Borrower, or (b) retains ownership of 20% to 50% of the ownership interest in the Borrower subject to Lender's review and approval in each instance of the proposed transferee and the subject transaction; Lender's review of the proposed transferee and the subject transaction shall encompass various factors, including but not limited to, transferee's creditworthiness, financial strength, and real estate management expertise, as well as the proposed transaction's effect on the Premises, Borrower and the other security for the Loan, and (ii) otherwise retains operational and management control of Borrower as determined by Lender, and further provided Borrower provides Lender each of the following items prior to each proposed transfer: (a) a transfer fee equal to the greater of $5,000.00 or the product of the percentage ownership interest in Borrower to be transferred multiplied by one percent (1%) of the outstanding principal balance of the Loan;
          (b) all relevant documentation and information related to the organization, authority, and validity of the proposed ownership interest purchaser, transferee and the transaction in general; (c) all documents and instruments of conveyance, transfer and assignment; (d) a reaffirmation of the obligations of the Guarantor(s) under the Guaranty; and (e) evidence of payment of all outside counsel fees, professional fees, title insurance fees and any and all other fees, costs and expenses related to the proposed transfer (provided that no assumption or transfer fee other than the $5,000.00 fee stated in (a) above shall be required).

          "SPECIFIC TRANSFER REQUIREMENTS - 3" are all of the following which Borrower agrees to provide to Lender prior to each proposed transfer:
          (i) said transfers are made to accommodate either the merger of IWRRET with the Qualified Successor or the sale of a majority of IWRRET's assets to the Qualified Successor; and (ii) the Qualified Successor retains direct or indirect ownership of 51% or more of the ownership interests in the Borrower and (iv) the Qualified Successor otherwise retains operational and management control of Borrower as determined by Lender, and further provided, Borrower provides Lender with each of the following items prior to the proposed transfer: (a) a transfer fee of $10,000.00; (b) all relevant documentation and information related to the organization, authority, and validity of the proposed ownership interest purchaser, transferee and the transaction in general; (c) all documents and instruments of conveyance, transfer and assignment; (d) a reaffirmation of the obligations of the Guarantor(s) under the Guaranty or assumption thereof by an individual(s) or entity(ies) acceptable to Lender in its sole discretion; and (e) evidence of payment of all outside counsel fees, professional fees, title insurance fees and any and all other fees, costs and expenses related to the proposed transfer (provided that no assumption or transfer fee other than the $10,000.00 fee stated in (a) above shall be required).

3. (a) Borrower shall pay or cause to be paid when due and before any penalty attaches or interest accrues all general taxes, special taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), utility charges, water charges, sewer service charges, common area maintenance charges, if any, vault or space charges and all other like charges against or affecting the Premises or against any property or equipment located on the Premises, or which might become a lien on the Premises, and shall, within 10 days following Lender's request, furnish to Lender a duplicate receipt of such payment. If any such tax, assessment or charge may legally be paid in installments, Borrower may, at its option, pay such tax, assessment or charge in installments. Lender acknowledges and agrees that performance of the obligations set forth in this Paragraph 3(a) by a Major Tenant under its lease for a portion of the Premises shall be deemed compliance with such provisions by Borrower with respect to such portion of the Premises.

     (b) If Borrower desires to contest any tax, assessment or charge relating to the Premises, Borrower may do so by paying the same in full, under protest, in the manner provided by law; provided, however, that

          (i) if contest of any tax, assessment or charge may be made without the payment thereof, and

          (ii) such contest shall have the effect of preventing the collection of the tax, assessment or charge so contested and the sale or forfeiture of the Premises or any part thereof or any interest therein to satisfy the same, then Borrower may in its discretion and upon the giving of written notice to Lender of its intended action and upon the furnishing to Lender of such security or bond as Lender may require, contest any such tax, assessment or charge in good faith and in the manner provided by law. All costs and expenses incidental to such contest shall be paid by Borrower. In the event of a ruling or adjudication adverse to Borrower, Borrower shall promptly pay such tax, assessment or charge. Borrower shall indemnify and save harmless the Lender and the Premises from any loss or damage arising from any such contest and shall, if necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to Lender, pay such tax, assessment or charge or take whatever action is necessary to prevent any sale, forfeiture or loss. Lender acknowledges and agrees that upon compliance with the foregoing requirements, to the extent permitted under its lease of a portion of the Premises, a Major Tenant shall have all rights of contest as set forth in this Paragraph 3(b).

4.   (a)  Borrower shall at all times keep or cause to be kept in force
          (i) property insurance insuring all Improvements which now are or hereafter become a part of the Premises for perils covered by a causes of loss-special form insurance policy, including coverage against terrorism containing both replacement cost and agreed amount endorsements or equivalent coverage; (ii) commercial general liability insurance naming Lender as an additional insured protecting Borrower and Lender against liability for bodily injury or property damage occurring in, on or adjacent to the Premises in commercially reasonable amounts; (iii) boiler and machinery insurance if the property has a boiler or is an office building; (iv) rental value insurance for the perils specified herein for one hundred percent (100%) of the Rents (including operating expenses, real estate taxes, assessments and insurance costs which are lessee's liability) for a period of twelve (12) months; (v) builders risk insurance during all periods of construction; and (vi) insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood, hurricane and windstorm. Notwithstanding anything herein above to the contrary, if neither: (i) property insurance without an exclusion for terrorism, terrorist acts or similar perils ("Terrorism") nor; (ii) a separate policy insuring specifically against Terrorism is available at a cost which is in Lender's opinion is commercially reasonable, taking into consideration, among other things: (a) how properties similar in type, size, quality and location are insured with respect to Terrorism; and
          (b) the amount of coverage, premium and deductible applicable to such insurance, then Lender agrees to waive the requirement to provide insurance covering Terrorism until such coverage again becomes available at a cost, which in Lender's opinion is commercially reasonable.

     (b) All insurance (including deductibles and exclusions) shall be in form, content and amounts approved by Lender and written by an insurance company or companies approved by Lender and rated A-, class size VIII or better in the most current issue of Best's Insurance Reports and which is licensed to do business in the state in which the Premises are located or a governmental agency or instrumentality approved by Lender. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and permitting Lender to collect any and all proceeds payable thereunder and shall include a 30 day (except for nonpayment of premium, in which case, a 10 day) notice of cancellation clause in favor of Lender. All certificates of insurance (or policies if requested by Lender) shall be delivered to and held by Lender as further security for the payment of the Note and any other obligations arising under the Loan Documents, with evidence of renewal coverage delivered to Lender at least 30 days before the expiration date of any policy. Borrower shall not carry or permit to be carried separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required in the Loan Documents.

     (c) To the contrary notwithstanding, so long as there is no Event of Default hereunder and so long as (i) the lease between Borrower and Publix Super Markets, Inc. ("Publix") dated June 14, 2002, as amended, and (ii) the lease between Borrower and Ross Florida Dress for Less, L.C. ("Ross") dated November 12, 2002, as amended, or any lease to any replacement tenant under any of such leases approved by Lender, remains in full force and effect and there are no material breaches thereof beyond the expiration of any applicable notice and cure periods, Lender will allow Publix and Ross (each a "Major Tenant") or any said replacement tenant approved by Lender (a "Replacement Tenant") to keep in force the insurance required herein with respect to their respective leased premises, except with respect to coverage for rental insurance, and such performance by such Major Tenant shall be deemed performance by Borrower with respect to such required insurance hereunder. All insurance coverages and requirements that are not maintained by a Major Tenant or a Replacement Tenant in accordance with the Lender's insurance requirements herein shall at all times during the Loan be maintained by Borrower.

     (d) To the contrary notwithstanding, so long as there is no Event of Default hereunder and so long as (i) the lease between Borrower and a Major Tenant remains in full force and effect and there are no material breaches thereof beyond the expiration of any applicable notice and cure periods, Lender agrees to accept self-insurance by a Major Tenant for its respective leased premises. Lender will only accept self-insurance by a Major Tenant under the terms of its lease if such Major Tenant maintains the minimum tangible net worth as follows

          (A) $250,000,000 with respect to Publix and (B) $150,000,000.00 with respect to Ross. All insurance coverages and requirements that are not self insured by a Major Tenant in accordance with the Lender's insurance requirements herein shall at all times during the Loan be maintained by such Major Tenant or Borrower (with the exception of coverage for rental insurance, which shall be provided by Borrower).

5. (a) Upon the occurrence of an Event of Default and upon request of Lender, Borrower shall deposit with and pay to Lender, on the Closing Date and/or on each payment date specified in the Note, sums calculated by Lender for payment of the following as they become due and payable:
          (i) the estimated taxes and assessments assessed or levied against the Premises, and (ii) the estimated premiums for insurance required by the Loan Documents, excluding commercial general liability insurance. Lender shall use such deposits to pay the taxes, assessments and premiums when the same become due. Borrower shall procure and deliver to Lender, in advance, statements for such charges. If the total payments made by Borrower under this paragraph exceed the amount of payments actually made by Lender for taxes, assessments and insurance premiums, such excess shall be credited by Lender on subsequent deposits to be made by Borrower. If, however, the deposits are insufficient to pay the taxes, assessments and insurance premiums when the same shall be due and payable, Borrower will pay to Lender any amount necessary to make up the deficiency, five (5) business days before the date when payment of such taxes, assessments and insurance premiums shall be due. If at any time Borrower shall tender to Lender, in accordance with the provisions of the Note secured by this Mortgage, full payment of the entire Indebtedness represented thereby, Lender shall, in computing the amount of such Indebtedness, credit to the account of Borrower any balance remaining in the funds accumulated and held by Lender under the provisions of this paragraph. If there is an Event of Default resulting in a public sale of the Premises, or if Lender otherwise acquires the Premises after an Event of Default, Lender shall apply, at the time of commencement of such proceedings, or at the time the Premises is otherwise acquired, the balance then remaining in the funds accumulated under this paragraph as a credit toward any delinquent or accrued taxes and then in such priority as Lender elects to the other Indebtedness.

     (b) Any funds held under this paragraph shall not constitute any deposit or account of the Borrower or moneys to which the Borrower is entitled upon demand, or upon the mere passage of time, or sums to which Borrower is entitled to any interest or crediting of interest by virtue of Lender's mere possession of such deposits. Lender shall not be required to segregate such deposits and may hold such deposits in its general account or any other account and may commingle such deposits with any other moneys of Lender or moneys which Lender is holding on behalf of any other person or entity.

6. In the event of any damage to or destruction of the Premises, or any part thereof:

     (a) Borrower will immediately notify Lender thereof in the manner provided in this Mortgage for the giving of notices. Lender shall have the right (which may be waived by Lender in writing) to settle and adjust any claim under such insurance policies required to be maintained by Borrower. In all circumstances, the proceeds thereof shall be paid to Lender and Lender is authorized to collect and to give receipts therefor. Borrower agrees and acknowledges that such proceeds shall be held by Lender without any allowance of interest and that in any bankruptcy proceeding of Borrower, all such proceeds shall be deemed to be "Cash Collateral" as that term is defined in Section 363 of the Bankruptcy Code. Provided that no Event of Default exists, Borrower shall have the right to participate in any settlement or adjustment; provided, however, that any settlement or adjustment shall be subject to the written approval of Lender, not to be unreasonably withheld.

     (b) Such proceeds, after deducting therefrom any reasonable expenses incurred by Lender in the collection thereof (including but not limited to reasonable attorneys' fees and costs), shall be applied by Lender to pay the Indebtedness secured hereby including, but not limited to the Make Whole Premium, whether or not then due and payable, provided, however, that if no Event of Default exists at the time of such application, no Make Whole Premium shall be due.

          Notwithstanding anything hereinabove to the contrary,

          (i) in the event the casualty occurs more than six (6) months prior to the Maturity Date and no Event of Default exists, Lender shall apply such proceeds as outlined below; provided, further, that Lender's rights in this subparagraph are subject to Borrower's rights to use such proceeds for rebuilding and restoring the buildings and improvements as may be required or permitted by law in effect at the time of the loss.

                 (A) If the aggregate amount of such proceeds is less than $250,000, Lender shall pay such proceeds directly to Borrower, to be held in trust for Lender and applied to the cost of rebuilding and restoring the Premises.

                 (B) If the aggregate amount of such proceeds equals or exceeds $250,000 Lender shall disburse such amounts of the proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises, subject to the conditions set forth in paragraph 6(c) below.

          (ii) in the event (x) an Event of Default exists, or (y) the casualty occurs during the last six (6) months prior to the Maturity Date and Lender determines that the repair and restoration of such casualty cannot be completed prior to the Maturity Date, or (z) the conditions set forth in paragraph 6(c) are not met, then Lender, in its sole and absolute discretion may either:

                 (A) declare the entire Indebtedness to be immediately due and payable, provided, however, that if no Event of Default exists, no Make Whole Premium shall be due. All proceeds shall be applied toward payment of the Indebtedness in such priority as Lender elects; or

                 (B) disburse such proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises subject to those conditions set forth in paragraph 6(c) which Lender in its sole and absolute discretion may require.

     (c)  (i)    In the event that Borrower is to be reimbursed out of the
                 insurance proceeds or out of any award or payment received with respect to a Taking, Lender shall from time to time make available such proceeds, subject to the following conditions:
                 (a) there continues to exist no Event of Default; (b) the delivery to Lender of satisfactory evidence of the estimated cost of completion of such repair and restoration work and any architect's certificates, waivers of lien, contractor's sworn statements, and other evidence of cost and of payment and of the continued priority of the lien hereof over any potential liens of mechanics and materialmen (including, without limitation, title policy endorsements) as Lender may reasonably require and approve; (c) the time required to complete the repair and restoration work and for the income from the Premises to return to the level it was prior to the loss will not exceed the coverage period of the rental value insurance required hereunder; (d) the annual net cash flow (annual net operating income after deduction for tenant improvements, leasing commissions, annual replacement reserves, and a management fee) shall equal or exceed 1.5 times the annual debt service on the Note. Only net operating income from approved executed Leases in effect on the Premises, having at least three (3) years remaining prior to the expiration of their term, with no uncured defaults, shall be used in Lender's determination of the annual net cash flow; (e) Lender approves the plans and specifications of such work before such work is commenced if the estimated cost of rebuilding and restoration exceeds 25% of the Indebtedness or involves any structural changes or modifications. If said plans and specifications substantially comply with those previously approved by Lender, Lender's approval shall not be unreasonably withheld; (f) if the amount of any insurance proceeds, award or other payment is insufficient to cover the cost of restoring and rebuilding the Premises, Borrower shall pay such cost in excess of such proceeds, award or other payment before being entitled to reimbursement out of such funds;

                 (g) Borrower pays to Lender a non-refundable processing fee equal to the greater of $5,000.00 or .25% of the amount of such proceeds within sixty (60) days of the occurrence of any such damage or destruction and before Lender disburses any proceeds; and (h) such other conditions to such disbursements, in Lender's reasonable discretion, as would be customarily required by a construction lender doing business in the area where the Premises is located or which are otherwise required by any rating agency rating a securitization transaction with respect to the Loan.

          (ii) No payment made by Lender prior to the final completion of the repair or restoration work shall, together with all payments theretofore made, exceed 90% of the cost of such work performed to the time of payment, and at all times the undisbursed balance of said proceeds shall be at least sufficient to pay for the cost of completion of such work free and clear of all liens. Any proceeds remaining after payment of the cost of rebuilding and restoration shall, at the option of Lender, either be (a) applied in reduction of the Indebtedness secured hereby, provided, however, that if no Event of Default exists at the time of such application, no Make Whole Premium shall be due, or (b) paid to Borrower.

          (iii) Repair and restoration of the Premises shall be commenced promptly after the occurrence of the loss and shall be prosecuted to completion diligently, and the Premises shall be so restored and rebuilt to substantially the same character and quality as prior to such damage and destruction and shall comply with all Legal Requirements.

     (c) Should such damage or destruction occur after foreclosure or sale proceedings have been instituted, the proceeds of any such insurance policy or policies, if not applied in rebuilding or restoration of the Improvements, shall be used to pay (i) the Indebtedness then due and owing in the event of a non-judicial sale in such priority as Lender elects, or (ii) the amount due in accordance with any decree of foreclosure or deficiency judgment that may be entered in connection with such proceedings, and the balance, if any, shall be paid to the owner of the equity of redemption if it shall then be entitled to the same, or otherwise as any court having jurisdiction may direct.

     (d) To the contrary notwithstanding, so long as there is no Event of Default hereunder and so long as the lease with a Major Tenant remains in full force and effect, Lender agrees that the provisions of the lease with such Major Tenant governing the application of insurance proceeds and restoration shall apply with respect to that portion of the Premises subject to such lease.

7.   In the event of the commencement of a Taking affecting the Premises:

     (a) Borrower shall notify Lender thereof in the manner provided in this Mortgage for the giving of notices. Lender may participate in such proceeding, and Borrower shall deliver to Lender all documents requested by it to permit such participation.

     (b) Borrower shall cause the proceeds of any award or other payment made relating to a Taking, to be paid directly to Lender. Lender, in its sole and absolute discretion: (i) may apply all such proceeds to pay the Indebtedness in such priority as Lender elects, provided however, that if no Event of Default exists at the time of such application no Make Whole Premium shall be due; or (ii) subject to and in accordance with the provisions set forth in paragraph 6(c) above, may disburse such amounts of the proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises.

     (c) Notwithstanding anything herein above to the contrary, provided no Event of Default exists, Lender agrees to disburse the proceeds received from any Inconsequential Taking, as hereinafter defined, to Borrower for the repair and/or replacement of the Premises. An Inconsequential Taking shall be a Taking which (i) results in less than $250,000 in proceeds; (ii) does not, in Lender's determination, materially or adversely affect the Improvements, parking, access, ingress, egress or use of the Premises; and (iii) does not trigger any rights or options of tenants under the Leases.

     (d) To the contrary notwithstanding, so long as there is no Event of Default hereunder and so long as the lease with a Major Tenant remains in full force and effect, Lender agrees that the provisions of the lease with such Major Tenant governing the application of the proceeds of a Taking shall apply with respect to that portion of the Premises subject to such lease.

8. If by the laws of the United States of America or of any state or governmental subdivision having jurisdiction over Borrower or of the Premises or of the Loan evidenced by the Loan Documents or any amendments or modifications thereof, any tax or fee is due or becomes due or is imposed upon Lender or Borrower in respect of the issuance, or the making, executing, delivering, recording and/or registration of this Mortgage or the Note or otherwise in connection with the Loan Documents, the Environmental Indemnity or the Loan, except for Lender's income or franchise tax, Borrower covenants and agrees to pay such tax or fee in the manner required by such law, and to hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any such tax or fee, and any and all penalties, interest, attorneys' fees or other costs due in connection therewith. In the event of a failure by Borrower to pay any such tax or fee, or applicable penalties, interest, attorneys' fees or other costs, as set forth herein, the same shall, without limitation of any other remedies herein, constitute an Event of Default under this Mortgage, and, should Lender elect to pay the same, all such taxes, fees, penalties, interest, attorneys' fees or other charges, in addition to being due and owing to Lender upon demand, shall be secured by the lien of this Mortgage and shall bear interest at the Default Rate as hereinafter provided from the date of advance by Lender until paid by Borrower. Notwithstanding anything to the contrary in this Mortgage, the Note or any of the Loan Documents, this paragraph 8 shall survive repayment of the Note and satisfaction of this Mortgage.

9. (a) Upon the occurrence of any Event of Default, Lender may, but need not, make any payment or perform any act herein required of Borrower, in any form and manner deemed expedient and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting said Premises, or contest any tax or assessment. All moneys paid for any of the purposes herein authorized and all reasonable expenses paid or incurred in connection therewith, including but not limited to, reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal, and any other money advanced by Lender to protect the Premises and the lien hereof, shall be so much additional Indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the Default Rate from the date of expenditure or advance until paid.

     (b) In making any payment hereby authorized relating to taxes or assessments or for the purchase, discharge, compromise or settlement of any prior lien, Lender may make such payment according to any bill, statement or estimate secured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof or without inquiry as to the validity or amount of any claim for lien which may be asserted.

10. If one or more of the following events (herein called an "EVENT OF DEFAULT" or "EVENTS OF DEFAULT" as the context so requires) shall have occurred:

     (a) failure to pay when due any principal, interest, Make Whole Premium or other Indebtedness, utilities, taxes or assessments or insurance premiums required pursuant to the Loan Documents or the Environmental Indemnity, and such failure shall have continued for 5 days as to payment of any principal, interest or taxes or assessments, or insurance premiums or for 5 days after written notice specifying such default is given by Lender to Borrower as to payment of any Make Whole Premium; or

     (b) Borrower, Interest Owner or any guarantor voluntarily brings or acquiesces to any of the following: (A) any action for dissolution, act of dissolution or dissolution or the like of Borrower, Interest Owner or any guarantor under the Federal Bankruptcy Code as now or hereafter constituted; (B) the filing of a petition or answer proposing the adjudication of Borrower, Interest Owner or any guarantor as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to any present or future federal or state bankruptcy or similar law; or (C) the appointment by order of a court of competent jurisdiction of a receiver, trustee or liquidator of the Premises or any part thereof or of Borrower, Interest Owner or any guarantor or of substantially all of the assets of Borrower, Interest Owner or any guarantor; or

     (c) one or more of the items set forth in paragraph 10(b) above occur which were either not (i) voluntarily brought by Borrower, Interest Owner or any guarantor or (ii) acquiesced in by Borrower, Interest Owner or any guarantor, and which are not discharged or dismissed within 90 days after the action, filing or appointment, as the case may be; or

          With respect to the matters in (b) and (c) above for an Interest Owner only, no Event of Default shall occur until an interested party or Interest Owner asserts a claim or right against Borrower or the Premises which delays or otherwise affects Lender's rights, remedies, or interests granted under the Loan Documents (whether or not such assertion is successful).

     (d) with respect to the matters not described in the other subparagraphs of this paragraph 10, failure to duly observe or perform any covenant, condition or agreement of the Borrower or any guarantor contained in this Mortgage, the Guaranty, the Note or the Assignment of Leases from Borrower to Lender or in any other instrument or agreement which evidences or secures the Loan (the "LOAN DOCUMENTS"), or in the Environmental Indemnity, and such failure shall have continued for 30 days after Notice specifying such failure is given by Lender to Borrower; or

          If any failure to observe or perform under (d) above shall be of such nature that it cannot be cured or remedied within 30 days, Borrower shall be entitled to a reasonable period of time to cure or remedy such failure (not to exceed 90 days following the giving of Notice), provided Borrower commences the cure or remedy thereof within the 30 day period following the giving of Notice and thereafter proceeds with diligence, as determined by Lender, to complete such cure or remedy.

     (e) the failure of Borrower to duly observe or perform any of the covenants, conditions and agreements of the Borrower contained in paragraph 2(f) of this Mortgage; or

     (f) any representation when made by or on behalf of Borrower, Interest Owner or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or the Environmental Indemnity or in any material written information provided by or on behalf of Borrower, Interest Owner or any guarantor in connection with the Loan shall prove to be untrue or inaccurate in any material respect; or

     (g) the failure of Borrower to give Notice to Lender within 90 days after the death of any individual who is personally liable for any obligation under the Loan Documents or the Environmental Indemnity, as Borrower, indemnitor or guarantor, whether or not such individual had executed the Note or this Mortgage; or

     (h) subject to the provisions of paragraph 2(f), the failure of Borrower to provide Lender with an assumption agreement in form and substance and executed by a person(s) or entity(ies) acceptable to Lender in its sole discretion to assume the obligations of any deceased Individual who is personally liable for any obligation under the Loan Documents or the Environmental Indemnity, as Borrower, indemnitor or guarantor, whether or not such individual had executed the Note or this Mortgage, and such failure shall have continued for 90 days after the death of such individual; or

     (i)  the failure of Borrower to remain a Single-Purpose Entity;

          then, in each and every such case, the whole of said principal sum hereby secured shall, at the option of the Lender and without further notice to Borrower, become immediately due and payable together with accrued interest thereon, a Make Whole Premium calculated in accordance with the provisions of the Loan Documents and all other Indebtedness, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance and any interest or Make Whole Premium or other Indebtedness then due, at the Default Rate until fully paid or if Lender has not exercised said option, for the duration of any Event of Default.

11. Borrower agrees that if Lender accelerates the whole or any part of the principal sum hereby secured after the occurrence of an Event of Default, or applies any proceeds pursuant to the provisions hereof, Borrower waives any right to prepay the principal sum hereby secured in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, a "MAKE WHOLE PREMIUM". However, in the event any proceeds from a casualty or Taking of the Premises are applied to reduce the principal balance under the Note, no Make Whole Premium shall be due so long as no Event of Default exists at the time of such application. The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as follows:

     (a) Determine the "REINVESTMENT YIELD." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue ("PRIMARY ISSUE")* published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

     * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to the Maturity Date.

     (b) Calculate the "PRESENT VALUE OF THE LOAN." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date. In the event of a partial prepayment as a result of the aforementioned application of proceeds, the Present Value of the Loan shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment.

     (c) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything herein to the contrary, during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in
     (a) through (c) above.

12. Upon the occurrence of any Event of Default, in addition to any other rights or remedies provided in the Loan Documents, at law, in equity or otherwise, Lender shall have the right to foreclose the lien hereof, and to the extent permitted herein and by applicable law to sell the Premises by sale independent of the foreclosure proceedings. In any suit to foreclose the lien hereof, and in any sale of the Premises, there shall be allowed and included as additional Indebtedness payable by Borrower to Lender and secured hereby all expenditures and expenses which may be paid or incurred by or on behalf of Lender for reasonable attorneys' fees and costs, including reasonable attorneys' fees and costs on appeal, appraisers' fees, expenditures for documentary and expert evidence, stenographer's charges, publication and advertising costs, survey costs, environmental audits and costs (which may be estimated as to items to be expended after the entry of any decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, torrens certificates and similar data and assurances with respect to title as Lender deems reasonably necessary either to prosecute such suit or to consummate such sale or to evidence to bidders at any sale the true condition of the title to or the value of the Premises.

13. The proceeds of any foreclosure sale, or other sale of the Premises in accordance with the terms hereof or as permitted by law, shall be distributed and applied in the following order of priority: first, to the payment of all costs and expenses incident to the foreclosure and/or sale proceedings, including all items as are mentioned in any preceding or succeeding paragraph hereof; second, to the payment of all other items which under the terms hereof constitute secured Indebtedness in addition to that evidenced by the Note, with interest thereon as herein provided; third, to the payment of all principal, accrued interest remaining unpaid on the Note and Make Whole Premium; fourth, any surplus to the Borrower or Borrower's successors or assigns, as their rights may appear.

14. Following the occurrence of an Event of Default, unless the same has been specifically waived in writing, Borrower shall forthwith upon demand of Lender surrender to Lender possession of the Premises, and Lender shall be entitled to take actual possession of the Premises or any part thereof personally or by its agents or attorneys, and Lender in its discretion may, with process of law, enter upon and take and maintain possession of all or any part of the Premises together with all documents, books, records, papers and accounts of the Borrower or the then owner of the Premises relating thereto, and may exclude Borrower, its agents or assigns wholly therefrom, and may as attorney-in-fact or agent of the Borrower, or in its own name as Lender and under the powers herein granted:

     (a) hold, operate, maintain, repair, rebuild, replace, alter, improve, manage or control the Premises as it deems judicious, insure and reinsure the same and any risks related to Lender's possession, operation and management thereof and receive all Rents, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the Rents, including actions for the recovery of Rent, actions in forcible detainer and actions in distress for Rents, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Borrower; and

     (b) conduct leasing activity pursuant to the provisions of the Assignment of Leases.

     Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any Lease. Except to the extent that the same is caused solely by Lender's gross negligence or willful misconduct, should Lender incur any liability, loss or damage under any Leases, or under or by reason of the Assignment of Leases, or in the defense of any claims or demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements in any Lease, the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, including reasonable attorneys' fees and costs on appeal, shall be added to the Indebtedness and secured hereby.

15. Upon the occurrence of an Event of Default, Lender in the exercise of the rights and powers conferred upon it shall have the full power to use and apply the Rents, less costs and expenses of collection to the payment of or on account of the items listed in

     (a) - (c) below, at the election of Lender and in such order as Lender may determine as follows:

     (a) to the payment of (i) the expenses of operating and maintaining the Premises, including, but not limited to the cost of management, leasing (which shall include reasonable compensation to Lender and its agent or agents if management and/or leasing is delegated to an agent or agents), repairing, rebuilding, replacing, altering and improving the Premises, (ii) premiums on insurance as hereinabove authorized,
          (iii) taxes and special assessments now due or which may hereafter become due on the Premises, and (iv) expenses of placing the Premises in such condition as will, in the sole judgment of Lender, make it readily rentable;

     (b) to the payment of any principal, interest or any other Indebtedness secured hereby or any deficiency which may result from any foreclosure sale;

     (c) to the payment of established claims for damages, if any, reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal.

     The manner of the application of Rents, the reasonableness of the costs and charges to which such Rents are applied and the item or items which shall be credited thereby shall be within the sole and unlimited discretion of Lender. To the extent that the costs and expenses in (a) and (c) above exceed the amounts collected, the excess shall be added to the Indebtedness and secured hereby.

16. Upon the occurrence of any Event of Default, unless the same has been specifically waived in writing, Lender may apply to any court having jurisdiction for the appointment of a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Borrower at the time of application for such receiver and without regard to the then value of the Premises or the adequacy of Lender's security. Lender may be appointed as such receiver. The receiver shall have power to collect the Rents during the pendency of any foreclosure proceedings and, in case of a sale, during the full statutory period of redemption, if any, as well as during any further times when Borrower, except for the intervention of such receiver, would be entitled to collect such Rents. In addition, the receiver shall have all other powers which shall be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in its possession at Lender's election and in such order as Lender may determine in payment in full or in part of those items listed in paragraph 15.

17. (a) Borrower agrees that all reasonable costs, charges and expenses, including but not limited to, reasonable attorneys' fees and costs, incurred or expended by Lender arising out of or in connection with any action, proceeding or hearing, legal, equitable or quasi-legal, including the preparation therefor and any appeal therefrom, in any way affecting or pertaining to the Loan Documents, the Environmental Indemnity, or the Premises, shall be promptly paid by Borrower. All such sums not promptly paid by Borrower shall be added to the Indebtedness secured hereby and shall bear interest at the Default Rate from the date of such advance and shall be due and payable on demand.

     (b) Borrower hereby agrees that upon the occurrence of an Event of Default and the acceleration of the principal sum secured hereby pursuant to this Mortgage, to the full extent that such rights can be lawfully waived, Borrower hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any notice of acceleration, any stay, extension, exemption, homestead, marshaling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Premises prior to any sale or sales thereof under any provision of this Mortgage or before or after any decree, judgment or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Premises so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises, all benefit and advantage of any such laws which would otherwise be available to Borrower or any such person or entity, and agrees that neither Borrower nor any such person or entity will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to Lender herein but will permit the exercise of such remedy as though any such laws had not been enacted. Borrower hereby further expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises any and all rights of redemption from any sale or any order or decree of foreclosure obtained pursuant to provisions of this Mortgage.

18. Lender, at its option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties defendant to any foreclosure proceedings or to foreclose their rights or the failure to disturb the possession of any such tenants after foreclosure will not be, nor may it be asserted by Borrower as, a defense to any proceedings instituted by Lender to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Premises.

19. In accordance with and subject to the terms and conditions of the Assignment of Leases, Borrower hereby assigns to Lender directly and absolutely, and not merely collaterally, the interest of Borrower as lessor under the Leases of the Premises, and the Rents payable under any Lease and/or with respect to the use of the Premises, or portion thereof, including any oil, gas or mineral lease, or any installments of money payable pursuant to any agreement or any sale of the Premises or any part thereof, subject only to a license, if any, granted by Lender to Borrower with respect thereto prior to the occurrence of an Event of Default. Borrower has executed and delivered the Assignment of Leases which grants to Lender specific rights and remedies in respect of said Leases and governs the collection of Rents thereunder and from the use of the Premises, and such rights and remedies so granted shall be cumulative of those granted herein.

     The collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice, except to the extent any such Event of Default is fully cured. Failure or discontinuance of Lender at any time, or from time to time, to collect any such moneys shall not impair in any manner the subsequent enforcement by Lender of the right, power and authority herein conferred on Lender. Nothing contained herein, including the exercise of any right, power or authority herein granted to Lender, shall be, or be construed to be, an affirmation by Lender of any tenancy, Lease or option, or an assumption of liability under, or the subordination of the lien or charge of this Mortgage to any such tenancy, Lease or option. Borrower hereby agrees that, in the event Lender exercises its rights as provided for in this paragraph or in the Assignment of Leases, Borrower waives any right to compensation for the use of Borrower's furniture, furnishings or equipment in the Premises for the period such assignment of rents or receivership is in effect, it being understood that the Rents derived from the use of any such items shall be applied to Borrower's obligations hereunder as above provided.

20. All rights and remedies granted to Lender in the Loan Documents shall be in addition to and not in limitation of any rights and remedies to which it is entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with applicable law or statute shall not affect any other valid right or remedy afforded to Lender. No waiver of any default or Event of Default under any of the Loan Documents shall at any time thereafter be held to be a waiver of any rights of the Lender hereunder, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default. All remedies provided for in the Loan Documents are cumulative and may, at the election of Lender, be exercised alternatively, successively or concurrently. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or to proceed against one portion of the Premises to the exclusion of any other portion. Time is of the essence under this Mortgage and the Loan Documents.

21. By accepting payment of any sum secured hereby after its due date, Lender does not waive its right either to require prompt payment when due of all other sums or installments so secured or to declare a default for failure to pay such other sums or installments.

22. The usury provisions of paragraph 6 of the Note and the limitation of recourse liability provisions of paragraph 9 of the Note are fully incorporated herein by reference as if the same were specifically stated here.

23. In the event one or more provisions of the Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Loan Documents shall be construed as if any such provision had never been contained herein.

24. If the payment of the Indebtedness secured hereby or of any part thereof shall be extended or varied, or if any part of the security be released, all persons now or at any time hereafter liable therefor, or interested in said Premises, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by Lender notwithstanding such variation or release.

25. Upon payment in full of the principal sum, interest and other Indebtedness secured by the Loan Documents, these presents shall be null and void, and Lender shall release this Mortgage and the lien hereof by proper instrument executed in recordable form.

26. (a) Borrower hereby grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to enter upon and inspect the Premises and all facilities located thereon at reasonable times, subject to the inspection rights provisions afforded to Borrower under the Leases. Lender shall make reasonable efforts to ensure that the operations of tenants are not disturbed.

     (b) In connection with any sale or conveyance of this Mortgage, Borrower grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct, at Lender's expense, a Phase I environmental audit of the Premises subject to the inspection rights provisions afforded to Borrower under the Leases.

     (c) In the event there has been an Event of Default or in the event Lender has formed a reasonable belief, based on its inspection of the Premises or other factors known to it, that Hazardous Materials may be present on the Premises, then Borrower grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct, at Borrower's expense using Gannett Fleming, Inc. or the firm of Borrower's choice subject to Lender's reasonable approval, environmental tests of the Premises, including without limitation, a Phase I environmental audit, subsurface testing, soil and ground water testing, and other tests which may physically invade the Premises or facilities (the "TESTS". The scope of the Tests shall be such as Lender, in its sole discretion, determines is necessary to (i) investigate the condition of the Premises, (ii) protect the security interests created under this Mortgage, or (iii) determine compliance with Environmental Laws, the provisions of the Loan Documents and the Environmental Indemnity and other matters relating thereto. Lender shall make reasonable efforts to ensure that the operations of tenants are not disturbed.

     (d) Provided no Event of Default has occurred, Lender will provide Borrower with reasonable notice of Lender's intent to enter, inspect and conduct the Tests provided for in this paragraph. In addition, Lender shall conduct such inspections and Tests during normal business hours and use reasonable efforts to minimize disruption of the lessees' business operations.

          The foregoing licenses and authorizations are intended to be a means of protection of Lender's security interest in the Premises and not as participation in the management of the Premises.

27. Within 15 days after any written request by either party to this Mortgage, the requested party shall certify, by a written statement duly acknowledged, the amount of principal, interest and other Indebtedness then owing on the Note, the terms of payment, Maturity Date and the date to which interest has been paid. Borrower shall further certify whether any defaults, offsets or defenses exist against the Indebtedness secured hereby. Borrower shall also furnish to Lender, within 30 days of its request therefor, tenant estoppel letters from such tenants of the Premises as Lender may reasonably require; which Lender shall not request more than one (1) time per annum.

28. (a) Borrower shall furnish to Lender within 90 days after the end of each fiscal year of Borrower, a detailed and analytical financial report prepared in accordance with generally accepted accounting principles consistently applied, certified in a manner and otherwise in form acceptable to Lender covering the full and complete operation of the Premises, including without limitation: (i) income and expense statements, and (ii) a report of the leasing status of the Premises as of the end of such period, identifying the lessee, square footage leased, rental amount, base rental increases, rental concessions and/or rental deferments, if any, and commencement and expiration dates under each Lease of the Premises and a listing of sales volumes attained by lessees of the Premises under percentage leases for the immediately preceding year, and (iii) within 15 days after written request by Lender, an aged accounts receivable report and an annual budget. Such reports shall be prepared by an accountant who may be an employee of Borrower, or of an affiliate of Borrower, acceptable to Lender. In addition to the reports referred to herein, Borrower shall promptly supply any additional information or records relating to the Premises or its operation as Lender may from time to time reasonably request.

     (b) Within 15 days after any written request by Lender, Borrower shall furnish to Lender, for the most recently completed fiscal quarter of Borrower, the reports specified in (i) and (ii) above.

     (c) Within 15 days after any written request by Lender, Borrower shall furnish to Lender, for the most recently completed fiscal year, a combined or consolidated federal income tax return filed for Borrower and IWRREC. Said information shall be subject to Lender's review.

29. Each notice, consent, request, report or other communication under this Mortgage or any other Loan Document (each a "NOTICE") which any party hereto may desire or be required to give to the other shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to U.S. mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such nationally recognized overnight air courier. All Notices shall be addressed to Borrower at its address given on the first page hereof, or to Lender at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450, Attn: Commercial Real Estate Servicing, Loan No. 754065, or to such other place as either party may by written notice to the other hereafter designate as a place for service of notice. Borrower shall not be permitted to designate more than one place for service of Notice concurrently.

30. This Mortgage and all provisions hereof shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

31. Borrower has had the opportunity to fully negotiate the terms hereof and modify the draftsmanship of the Loan Documents and the Environmental Indemnity. Therefore, the terms of the Loan Documents and the Environmental Indemnity shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of the Loan Documents and the Environmental Indemnity against the interest of the party causing the Loan Documents and the Environmental Indemnity or any portion of it to be drafted. Borrower is entering into the Loan Documents and the Environmental Indemnity freely and voluntarily without any duress, economic or otherwise.

32. This Mortgage shall be governed by, and construed in accordance with, the laws of the state of Florida, without regard to its conflicts of law principles.

33.  As used herein, the term "DEFAULT RATE" means a rate equal to the lesser of
     (i) four percent (4%) per annum above the then applicable interest rate payable under the Note or (ii) the maximum rate allowed by applicable law.

34. AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY

     WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS MORTGAGE OR ANY OTHER INSTRUMENT OR AGREEMENT BY WHICH THIS MORTGAGE IS, OR MAY HEREAFTER BE, SECURED, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF BORROWER OR LENDER. THIS WAIVER IS A MATERIAL INDUCEMENT TO THE LENDER'S ACCEPTANCE OF THIS MORTGAGE.

35. This Mortgage and the Indebtedness secured hereby is for the sole purpose of conducting or acquiring a lawful business, professional or commercial activity or for the acquisition or management of real or personal property as a commercial investment, and all proceeds of such Indebtedness shall be used for said business or commercial investment purpose. Such proceeds will not be used for the purchase of any security within the meaning of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System. This is not a purchase money mortgage where a seller is providing financing to a buyer for the payment of all or any portion of the purchase price, and the Premises secured hereby is not a residence or homestead or used for mining, grazing, agriculture, timber or farming purposes.

36. Unless Lender shall otherwise direct in writing, Borrower shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of the Lender, excluding any Federal regulatory proceedings against Lender that are not instituted because of any act or omission by Borrower, any Interest Owner or which result from the Premises. The Lender shall have the right to appear in such actions or proceedings. Borrower shall save Lender harmless from all reasonable costs and expenses, including but not limited to, reasonable attorneys' fees and costs, and costs of a title search, continuation of abstract and preparation of survey incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Lender may be or become a party by reason hereof, excluding any Federal regulatory proceedings against Lender that are not instituted because of any act or omission by Borrower, any Interest Owner or which result from the Premises. Such proceedings shall include but not be limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other action, suit, proceeding, right, motion or application wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Mortgage or the Loan Documents or otherwise purporting to affect the security hereof or the rights or powers of Lender. All money paid or expended by Lender in that regard, together with interest thereon from date of such payment at the Default Rate shall be additional Indebtedness secured hereby and shall be immediately due and payable by Borrower without notice.

37. Upon the occurrence of an Event of Default, unless the same has been specifically waived in writing, all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with the funds and property of Borrower, but shall be promptly paid over to Lender.

37. This Mortgage shall constitute a security agreement within the meaning of the Florida Uniform Commercial Code with respect to any and all sums at any time on deposit for the benefit of Lender or held by Lender (whether deposited or on behalf of the Borrower or anyone else) pursuant to the provisions of this Mortgage and with respect to any personal property included in the granting clauses of this Mortgage, and all replacements of such personal property, and the proceeds thereof. Upon default, without limitation of any other remedies, Lender shall have the remedies of a secured party under the Uniform Commercial Code. This Mortgage is intended to be a financing statement within the purview of Florida Statutes Subsection 679.402 with respect to the personal property described herein. Borrower, as debtor, hereby authorizes Lender, as secured party to execute, deliver, file or re-file as secured party without joinder of the Borrower, any financing statement, continuation statement or other instruments that Lender may reasonably require from time to time to perfect or renew such security interest under the Florida Uniform Commercial Code.

38. It is agreed that any additional sum or sums advanced by the then holder of the Note secured hereby to or for the benefit of the Borrower, whether such advances are obligatory or are made at the option of the Lender, or otherwise, at any time within twenty (20) years from the date of this Mortgage, or within such lesser period of time as may be provided hereafter by law as a prerequisite for the sufficiency of actual notice or record notice of the optional future and additional advances as against the rights of creditors or subsequent purchasers for valuable consideration, with interest thereof at the rate agreed upon at any time of each additional loan or advance, shall be equally secured and have the same priority as the original indebtedness evidenced by the Note and be subject to all of the terms and provisions of this Mortgage, whether or not such additional loan or advance is evidenced by a note of the Borrower and whether or not identified by a recital that it is secured by this Mortgage; provided, however, that the aggregate amount of the principal indebtedness outstanding and so secured any one time shall not exceed Thirty Seven Million Four Hundred Thousand and 00/100 Dollars ($37,400,000.00) plus interest and disbursements made for the payment of taxes, levies, or insurance on the property covered by this Mortgage and provided further that it is understood and agreed that this future advance provision shall not be construed to obligate the Lender to make any such additional loans or advances. Nothing herein shall oblige the Lender to loan the Borrower at any time a sum in excess of the face amount of the Note. It is further agreed that any additional note or notes executed and delivered under this future advance provision shall be included in the word "Note" or "Notes" wherever it applies in the context of this Mortgage.

39. If more than one, all obligations and agreements of Borrower are joint and several.

     40. This Mortgage may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

                      REMAINDER OF PAGE INTENTIONALLY BLANK
                            (Signatures on next page)

     IN WITNESS WHEREOF, Borrower has caused this Mortgage to be duly executed and delivered as of the date first hereinabove written.

Signed in the presence of:

Witnesses:                        INLAND WESTERN NEW PORT RICHEY
                                  MITCHELL, L.L.C., a Delaware limited liability company

/s/ Carlyn Lundgren               By:  INLAND WESTERN RETAIL REAL
-----------------------------          ESTATE TRUST, INC., a Maryland
Printed Name: Carlyn Lundgren          corporation, Member
              ---------------

/s/ Leslie Robelly                By:  By:   /s/  Debra A. Palmer
----------------------------                 -----------------------
Printed Name: Leslie Robelly                 Name: Debra A. Palmer
              --------------                      ------------------
                                             Title: Asst Secretary
                                                  ------------------


STATE OF ILLINOIS       )
                        )
COUNTY OF DUPAGE        )

     The foregoing instrument was acknowledged before me this 1st day of September, 2004, by Debra A. Palmer, the Asst. Secretary of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, on behalf of said corporation, in is capacity as Member of Inland Western New Port Richey Mitchell, L.L.C., a Delaware limited liability company, on behalf of said limited liability company. He/she is personally known to me or has produced _____________ as identification.

                                  /s/ Kimberly A. Mitchell
                                  ----------------------------
                                  Notary Public

          OFFICIAL SEAL           Kimberly A. Mitchell
       KIMBERLY A. MITCHELL       -----------------------------
NOTARY PUBLIC - STATE OF ILLINOIS Typed or Printed Name of Notary Public
 MY COMMISSION EXPIRES: 03-12-07
                                  Serial Number (if any): -------------

                                  My commission expires:---------------

                                    EXHIBIT A

                               (Legal Description)

Address:            2920 - 3230 and 3244 Mitchell Boulevard, New Port Richey,
                    Florida

Tax Parcel Nos.     26-26-16-0000-00100-0090; 25-26-16-0000-00400-0040;
                    25-26-16-0000-00400-0030; 24-26-16-0000-00100-0040; and
                    24-26-16-0000-00100-0010

                              MITCHELL RANCH PLAZA

TRACT 1 (FEE):

A parcel of land lying within Sections 23, 24, 25 & 26 of Township 26 South, Range 16 East, Pasco County, Florida, being more particularly described as follows:

Commencing at the Northwest Corner of Section 25, Township 26 South, Range 16 East, Pasco County Florida; thence N00 DEG. 00'51"W (BEING THE BASIS OF BEARINGS FOR THIS DESCRIPTION) along the West line of the Southwest 1/4 of Section 24,Township 26 South, Range 16 East, for 142.68 feet; thence S89 DEG. 59'09"W, for 50.01 feet to the POINT OF BEGINNING, same also being the point of intersection with the easterly right-of-way line of Mitchell Boulevard as shown on Pasco County right-of-way maps, Project Number 04325-01000219; thence
N00 DEG.01'12"W along said easterly right-of-way line of Mitchell Boulevard, for
49.22 feet; thence leaving said easterly right-of-way line of Mitchell Boulevard, S75 DEG.14'17"E, for 16.94 feet; thence N90 DEG.00'00"E, for 162.14 feet; thence N35 DEG.30'43"E, for 32.56 feet to a point of curvature of a non-tangent curve; thence 132.18 feet along the arc of a curve to the right, said curve having a radius of 273.00 feet, a central angle of 27 DEG.44'30", and a chord of 130.89 feet which bears N05 DEG.06'19"W; thence N08 DEG.45'57"E, for
347.13 feet; thence N40 DEG.37'02"W, for 30.36 feet; thence S90 DEG.00'00"W, for
124.85 feet; thence S66 DEG.00'48"W, for 22.27 feet to the point of intersection with said easterly right-of-way line of Mitchell Boulevard as shown on Pasco County right-of-way maps, Project Number 04325-01000219; thence N08 DEG.59'06"E along said easterly right-of-way line of Mitchell Boulevard, for 25.31 feet to a point of curvature of a non-tangent curve; thence continue along said easterly right-of-way line of Mitchell Boulevard, 29.08 feet along the arc of a curve to the left, said curve having a radius of 1,233.00 feet, a central angle of 01 DEG.21'05", and a chord of 29.08 feet which bears N08 DEG.18'46"E; thence leaving said easterly right-of-way line of Mitchell Boulevard, S74 DEG.19'41"E, for 13.78 feet; thence N90 DEG.00'00"E, for 138.89 feet; thence N45 DEG.18'59"E, for 24.11 feet; thence N08 DEG.45'57"E, for 151.25 feet to a point of curvature; thence 138.94 feet along the arc of a curve to the right, said curve having a radius of 98.00 feet, a central angle of 81 DEG.14'03", and a chord of 127.60 feet which bears N49 DEG.22'59"E; thence N90 DEG.00'00"E, for 363.74 feet; thence N45 DEG.00'00"E, for 28.28 feet; thence N00 DEG.00'00"E, for 165.86 feet; thence N07 DEG.33'51"W, for 11.83 feet to the point of intersection with the southerly right-of-way line of State Road 54 (Mitchell Road) as shown on the right-of-way map, Florida Department of Transportation District #7, Section 14570-2515, dated July 7, 1994; thence S89 DEG.32'49"E along said southerly right-of-way line of State Road 54 (Mitchell Road), for 9.08 feet; thence continue along said southerly right-of-way line of State Road 54 (Mitchell
Road), N77 DEG. 02'45"E, for 38.00 feet; thence leaving said southerly right-of-way line of State Road 54 (Mitchell Road), S11 DEG.28'01" W, for 17.88 feet; thence S00 DEG.00'00"E, for 168.52 feet; thence S45 DEG.00'00"E, for 28.28 feet; thence N90 DEG.00'00"E, for 238.00 feet; thence N45 DEG.00'00"E, for 21.21 feet; thence N00 DEG.00'00"E, for 182.08 feet; thence N19 DEG.05'12"W, for 18.31 feet to a point of curvature of a non-tangent curve, same also being a point of intersection with the proposed southerly right-of-way line of State Road 54; thence 61.99 feet along the arc of a curve to the right, same also being said proposed southerly right-of-way line of State Road 54, said curve having a radius of 29027.11 feet, a central angle of 0 DEG.07'20" and a chord of 61.99 feet which bears N89 DEG.47'45"E; thence leaving said proposed southerly right-of-way line of State Road 54, S00 DEG.00'00"E, for 169.61 feet to a point of curvature; thence 47.12 feet along the arc of a curve to the left, said curve having a central angle of 90 DEG.00'00", a radius of 30.00 feet and a chord of
42.43 feet which bears S45 DEG.00'00"E; thence S90 DEG.00'00"E, for 8.13 feet; thence S00 DEG.00'00"W, for 266.00 feet to a point of curvature; thence 149.23 feet along the arc of a curve to the right, said curve having a radius of 95.00 feet, a central angle of 90 DEG.00'00" and a chord of 134.35 feet which bears S45 DEG.00'00"W; thence N90 DEG.00'00"W, for 128.83 feet to a point of curvature; thence 125.66 feet along the arc of a curve to the left, said curve having a radius of 80.00 feet, a central angle of 90 DEG.00'00" and a chord of
113.14 feet which bears S45 DEG.00'00"W thence S00 DEG.00'00"W, for 368.69 feet to a point of curvature; thence 16.55 feet along the arc of a curve to the left, said curve having a radius of 30.00 feet, a central angle of 31 DEG.36'26", and a chord of 16.34 feet which bears S15 DEG.48'13"E to a point of reverse curvature; thence 38.62 feet along the arc of a curve to the right, said curve having a radius of 70.00 feet, a central angle of 31 DEG.36'26", and a chord of
38.13 feet which bears S15 DEG.48'13"E; thence S00 DEG.00'00"W, for 142.61 feet to a point of curvature; thence 47.12 feet along the arc of a curve to the left, said curve having a radius of 30.00 feet, a central angle of 90 DEG.00'00", and a chord of 42.43 feet which bears S45 DEG.00'00"E; thence S90 DEG.00'00"E, for
377.81 feet; thence N00 DEG.01'08"E, for 8.45 feet to a southerly corner of Official Records Book 4979, page 153 of the Public Records of Pasco County, Florida; thence along the southerly line of said Official Records Book 4979, page 153 the following (9) courses:

1) S89 DEG.45'29"E, 145.93 feet;
2) N70 DEG.03'21"E, 134.56 feet;
3) S73 DEG.24'09"E, 101.65 feet;
4) S37 DEG.52'14"E, 169.61 feet;
5) S44 DEG.39'05"E, 154.53 feet;
6) S00 DEG.00'00"E, 159.00 feet;
7) S23 DEG.44'27"E, for 37.26 feet;
8) S00 DEG.00'00"E, 2.37 feet;
9) S89 DEG.59'06"E, 786.00 feet;

thence leaving said southerly line of Official Records Book 4979, page 153, S58 DEG.31'13"W, for 9.29 feet; thence S07 DEG.44'28"W, for 7.24 feet; thence S15 DEG.26'38"W, for 99.52 feet; thence S12 DEG.02'15"W, for 84.00 feet; thence S13 DEG.13'56"W, for 114.46 feet; thence S09 DEG.29'24"W, for 76.40 feet; thence S10 DEG.08'55"W, for 98.58 feet; thence S11 DEG.15'28"W, for 404.12 feet; thence S15 DEG.03'19"W, for 376.90 feet; thence S13 DEG.26'49"W, for 142.29 feet;
thence S16 DEG.40'25"W, for 192.92 feet; thence N79 DEG.29'25"W, for 84.79 feet; thence N67 DEG.52'33"W, for 31.55 feet; thence N47 DEG.56'54"W, for 52.96 feet; thence N22 DEG.05'00"W, for 91.05 feet; thence N36 DEG.03'11"W, for 228.03 feet; thence N83 DEG.48'39"W, for 143.10 feet; thence S83 DEG.07'41"W, for 71.60 feet; thence S77 DEG.57'28"W, for 20.44 feet; thence S81 DEG.08'31"W, for 28.12 feet; thence S85 DEG.10'24"W, for 25.87 feet to a point of curvature; thence 129.76 feet along the arc of a curve to the left, said curve having a radius of 360.00 feet, a central angle of 20 DEG.39'06", and a chord of 129.06 feet which bears S74 DEG.50'51"W; thence S64 DEG.31'18"W, for 52.94 feet; thence S61 DEG.44'47"W, for 35.40 feet; thence S55 DEG.11'27"W, for 37.10 feet; thence S16 DEG.56'52"W, for 37.02 feet; thence S07 DEG.25'50"W, for 63.31 feet; thence S02 DEG.47'18"W, for 61.06 feet; thence S04 DEG.34'11"E, for 56.28 feet; thence S12 DEG.29'24"E, for 36.15 feet; thence S03 DEG.06'02"E, for 91.19 feet; thence N82 DEG.31'44"W, for 77.99 feet; thence N53 DEG.12'35"W, for 249.96 feet; thence N36 DEG.46'10"E, for 80.00 feet; thence N36 DEG.18'12"E, for 8.72 feet; thence N46 DEG.02'02"E, for 19.44 feet; thence N49 DEG.35'25"E, for 32.50 feet; thence N32 DEG.44'54"E, for 19.45 feet; thence N48 DEG.40'10"E, for 49.67 feet; thence N42 DEG.52'54"E, for 46.05 feet; thence N31 DEG.13'04"E, for 32.92 feet; thence N36 DEG.34'44"E, for 43.39 feet; thence N28 DEG.13'26"E, for 37.39 feet; thence N45 DEG.49'21"E, for 45.28 feet; thence N37 DEG.33'17"E, for 34.70 feet; thence N31 DEG.08'28"E, for 41.65 feet; thence N50 DEG.52'29"E, for 13.38 feet; thence N88 DEG.27'44"E, for 14.56 feet; thence S80 DEG.29'21"E, for 33.37 feet; thence S59 DEG.56'44"E, for 38.53 feet; thence S79 DEG.20'58"E, for 41.72 feet; thence S78 DEG.37'18"E, for 43.26 feet; thence S84 DEG.44'54"E, for 42.70 feet; thence N79 DEG.51'45"E, for 64.53 feet; thence N53 DEG.36'19"E, for 57.39 feet; thence N52 DEG.50'27"E, for 48.38 feet; thence N53 DEG.15'20"E, for 25.00 feet; thence N36 DEG.03'11"W, for 1.60 feet; thence N35 DEG.32'30"E, for 30.01 feet; thence N49 DEG.32'06"E, for 40.24 feet; thence N25 DEG.24'39"E, for 44.52 feet; thence N29 DEG.28'58"E, for 54.45 feet; thence N24 DEG.21'46"E, for 58.43 feet; thence N23 DEG.07'23"E, for 9.89 feet; thence N11 DEG.19'22"W, for 47.82 feet; thence N16 DEG.52'50"W, for 50.68 feet; thence N35 DEG.28'41"W, for 51.69 feet; thence N31 DEG.56'03"W, for 55.94 feet; thence N70 DEG.18'15"W, for 33.95 feet; thence N77 DEG.43'45"W, for 62.52 feet; thence N81 DEG.41'15"W, for 44.80 feet; thence S81 DEG.59'17"W, for 67.45 feet; thence S87 DEG.25'04"W, for 54.38 feet; thence S85 DEG.57'21"W, for 45.57 feet; thence S71 DEG.18'17"W, for 35.14 feet to a point of curvature; thence 118.69 feet along the arc of a curve to the right, said curve having a radius of 48.00 feet, a central angle of 141 DEG.40'19", and a chord of 90.68 feet which bears
N37 DEG.51'34"W; thence N32 DEG.58'35"E, for 21.47 feet; thence N37 DEG.36'30"E, for 44.46 feet; thence N21 DEG.12'56"E, for 56.75 feet; thence N12 DEG.30'35"E, for 86.41 feet; thence N00 DEG.55'10"E, for 45.74 feet; thence N07 DEG.53'53"E, for 60.35 feet; thence N90 DEG.00'00"E, for 29.46 feet; thence S00 DEG.00'00"W, for 32.29 feet; thence S90 DEG.00'00"E, for 276.26 feet; thence N01 DEG.41'00"W, for 70.29 feet; thence N05 DEG.06'48"E, for 47.76 feet; thence N14 DEG.07'12"E, for 66.09 feet; thence N02 DEG.36'33"E, for 12.12 feet; thence N37 DEG.12'41'W, for 83.14 feet; thence N89 DEG.59'20"W, for 20.00 feet; thence N00 DEG.01'00"E, for 20.00 feet; thence N27 DEG.25'05"W, for 53.18 feet; thence N00 DEG.00'00"W, for 193.34 feet to a point of curvature; thence 19.48 feet along the arc of a curve to the left, said curve having a radius of 25.00 feet, a central angle of 44 DEG.39'05", and a chord of 18.99 feet which bears N22 DEG.19'32"W; thence
N44 DEG.39'05"W, for 109.30 feet; thence N66 DEG.38'03"W, for 36.88 feet; thence S08 DEG.33'47"E, for 14.27 feet; thence S18 DEG.48'41"W, for 48.78 feet; thence S27 DEG.41'12"W, for 46.70 feet; thence S29 DEG.00'25"W, for 36.23 feet; thence S38 DEG.36'05"W, for 46.88 feet; thence S54 DEG.43'47"W, for 29.96 feet; thence S78 DEG.48'25"W, for 68.06 feet; thence N74 DEG.53'40"W, for 26.66 feet; thence S15 DEG.06'20"W, for 13.20 feet; thence S18 DEG.32'56"W, for 90.54 feet; thence N71 DEG.27'04"W, for 12.21 feet; thence N84 DEG.23'47"W, for 97.63 feet; thence S71 DEG.18'14"W, for 28.68 feet; thence N85 DEG.09'00"W, for 54.45 feet; thence S00 DEG.01'08"W, for 25.22 feet to the point of intersection with the southerly line of that certain parcel of land as described in Official Records Book 4588

Page 1475 of the Public Records of Pasco County, Florida; thence along said southerly line of Official Records Book 4588, Page 1475 for the following 38 courses:

1) N85 DEG.09'00"W, for 8.52 feet;
2) S88 DEG.13'20"W, for 34.68 feet;
3) S78 DEG.24'18"W, for 35.45 feet;
4) S66 DEG.50'15"W, for 50.33 feet;
5) S56 DEG.37'21"W, for 60.84 feet;
6) S36 DEG.58'43"W, for 42.40 feet;
7) S41 DEG.10'03"W, for 47.42 feet;
8) S28 DEG.50'07"W, for 61.42 feet;
9) S16 DEG.28'54"W, for 27.42 feet;
10) S28 DEG.58'41"E, for 20.69 feet;
11) S11 DEG.49'28"E, for 23.82 feet;
12) S01 DEG.48'41"E, for 88.44 feet;
13) S29 DEG.47'07"W, for 83.06 feet;
14) S43 DEG.19'37"W, for 53.24 feet;
15) S65 DEG.52'57"W, for 69.43 feet;
16) S87 DEG.55'46"W, for 43.43 feet;
17) N85 DEG.58'54"W, for 76.42 feet;
18) N68 DEG.41'57"W, for 62.41 feet;
19) S85 DEG.07'13"W, for 72.97 feet;
20) N86 DEG.56'01"W, for 55.64 feet;
21) N82 DEG.57'18"W, for 30.47 feet;
22) N83 DEG.11'18"W, for 47.36 feet;
23) S85 DEG.21'32"W, for 40.34 feet;
24) N80 DEG.44'32"W, for 43.84 feet;
25) N78 DEG.47'59"W, for 44.77 feet;
26) N77 DEG.29'31"W, for 38.14 feet;
27) N78 DEG.28'24"W, for 36.20 feet;
28) N89 DEG.12'28"W, for 28.13 feet;
29) N40 DEG.54'09"W, for 26.05 feet;
30) N73 DEG.33'40"W, for 38.60 feet;
31) S38 DEG.34'29"W, for 33.53 feet;
32) S74 DEG.38'43"W, for 35.03 feet;
33) S78 DEG.45'07"W, for 30.20 feet;
34) S16 DEG.21'27"W, for 30.02 feet;
35) N88 DEG.10'26"W, for 29.64 feet;
36) S24 DEG.30'04"W, for 34.58 feet;
37) S44 DEG.11'06"W, for 33.20 feet;
38) S90 DEG.00'00"W, for 74.88 feet to the point of intersection with the aforesaid easterly right-of-way line of Mitchell Boulevard as shown on Pasco County right-of-way maps, Project Number 04325-01000219, same also being the West line of said Official Records Book 4588, page 1475;

Thence N00 DEG.40'08"E along said easterly right-of-way line of Mitchell Boulevard and said West line of Official Records Book 4588, page 1475, for
174.08 feet to a point of intersection with the southerly line of that certain parcel of land as described in official records book 5783, page 278, of the Public Records of Pasco County, Florida; thence along said southerly line of that certain parcel of land as described in official records book 5783, page 278, the following (12) courses;

1) Thence leaving said easterly right-of-way line of Mitchell Boulevard and said West line of Official Records Book 4588, page 1475, N90 DEG.00'00"E, for 222.89 feet to a point of curvature;
2) Thence 38.88 feet along the arc of a curve to the right, said curve having a radius of 200.00 feet, a central angle of 11 DEG.08'20", and a chord of 38.82 feet which bears S84 DEG.25'50"E;
3) Thence S78 DEG.51'40"E, for 202.42 feet to a point of curvature;
4) Thence 37.89 feet along the arc of a curve to the left, said curve having a radius of 219.50 feet, a central angle of 09 DEG.53'26", and a chord of 37.84 feet which bears S83 DEG.48'23"E;
5) Thence S88 DEG.45'06"E, for 211.24 feet to a point of curvature;
6) Thence 34.40 feet along the arc of a curve to the right, said curve having a radius of 219.50 feet, a central angle of 08 DEG.58'50", and a chord of 34.37 feet which bears S84 DEG.15'42"E;
7) Thence S79 DEG.46'17"E, for 84.28 feet to a point of curvature;
8) Thence 209.04 feet along the arc of a curve to the left, said curve having a radius of 119.50 feet, a central angle of 100 DEG.13'43", and a chord of 183.39 feet which bears N50 DEG.06'52"E;
9) Thence N00 DEG.00'00"E, for 60.22 feet to a point of curvature;
10) Thence 72.85 feet along the arc of a curve to the right, said curve having a radius of 119.50 feet, a central angle of 34 DEG.55'50" and a chord of 71.73 feet which bears N17 DEG.27'55"E;
11) Thence N34 DEG.55'50"E, for 79.30 feet;
12) Thence N57 DEG.53'48"W, for 24.54 feet;

Thence leaving said southerly line of that certain parcel of land as described in official records book 5783, page 278, of the Public Records of Pasco County, Florida, N34 DEG.55'50"E, for 38.14 feet to a point of curvature; thence 113.65 feet along the arc of a curve to the right, said curve having a radius 212.00 feet, a central angle of 30 DEG.42'58", and a chord of 112.30 feet which bears N50 DEG.17'18"E; thence N65 DEG.38'47"E, for 52.09 feet to a point of curvature; thence 90.54 feet along the arc of a curve to the left, said curve having a radius of 115.00 feet, a central angle of 45 DEG.06'37", and a chord of 88.22 feet which bears N43 DEG.05'29"E; thence N00 DEG.01'08"E, for 108.72 feet; thence N89 DEG.58'52"W, for 8.00 feet; thence N00 DEG.01'08"E, for 34.00 feet; thence S89 DEG.58'52"E, for 8.00 feet; thence N00 DEG.01'08"E, for 98.30 feet to a point of curvature; thence 47.13 feet along the arc of a curve to the left, said curve having a radius of 30.00 feet, a central angle of 90 DEG.01'08", and a chord of 42.43 feet which bears N44 DEG.59'26"W; thence S90 DEG.00'00"W, for
320.12 feet to a point of curvature; thence 47.13 feet along the arc of a curve to the left, said curve having a radius of 30.00 feet, a central angle of 90 DEG.00'27", and a chord of 42.43 feet which bears S44 DEG.59'46"W; thence S00 DEG.00'27"E, for 116.23 feet to the point of intersection with a non-tangent curve; thence 48.52 feet along the arc of a curve to the left said curve having a radius of 71.00 feet, a central angle of 39 DEG.09'25", and a chord of 47.59 feet which bears S55 DEG.03'11"E, to a point of intersection with the northerly line of said certain parcel of land as described in official records book 5783, page 278, of the Public Records of Pasco County, Florida; thence along the northerly line of said certain parcel of land as described in official records book 5783, page 278, the following (8) courses;
1) Thence S00 DEG.00'27"E, for a distance of 77.84 feet;
2) Thence S89 DEG.59'34"W, for a distance of 88.33 feet;
3) Thence S00 DEG.00'26"E, for a distance of 10.00 feet;
4) Thence S89 DEG.59'34"W, for a distance of 245.33 feet;
5) Thence S00 DEG.00'00"E, for 1.91 feet;
6) Thence S90 DEG.00'00"W, for 313.53 feet;

7) Thence N00 DEG.00'00"E, for 39.00 feet;
8) S90 DEG.00'00"W, for 23.63 feet; thence leaving said northerly line of that certain parcel of land as described in official records book 5783, page 278, N00 DEG.00'00"E, for 427.50 feet;
Thence N38 DEG.39'35"W, for 32.02 feet; thence S90 DEG.00'00"W, for 175.66 feet; thence S72 DEG.12'04"W, for 12.76 feet to the POINT OF BEGINNING.
Containing 2,416,125 square feet or 55.467 acres, more or less.

Error of closure 0.017 feet

TRACT II (EASEMENT):

Non-exclusive easement estate appurtenant to Tract I created in Grant of Temporary Construction Easements recorded in Official Records Book 4979, Page 173, Public Records of Pasco County, Florida, covering and affecting the real property more particularly described therein.

TRACT III (EASEMENT):

Non-exclusive easement estate appurtenant to Tract I created in Grant of Ingress Egress Easement recorded in Official Records Book 4979, Page 180, Public Records of Pasco County, Florida, covering and affecting the real property more particularly described therein.

TRACT IV (EASEMENT):

Easement estate appurtenant to Tract I created in Easement Agreement recorded in Official Records Book 5358, Page 1832, Public Records of Pasco County, Florida, covering and affecting the real property more particularly described therein.

TRACT V (EASEMENT):

Easement estate appurtenant to Tract I created in Operation and Easement Agreement recorded in Official Records Book 5783, Page 282, Public Records of Pasco County, Florida, covering and affecting the real property more particularly described therein.

TRACT VI (EASEMENT):

Easement estates appurtenant to Tract I created in (a) Limited Warranty Deed With Restrictive Covenants and Reservation of Easements recorded in Official Records Book 5320, Page 1506, Public Records of Pasco County, Florida, (b) Limited Warranty Deed With Restrictive Covenants and Reservation of Easements recorded in Official Records Book 5409, Page 1410, Public Records of Pasco County, Florida, (c) Special Warranty Deed With Restrictive Covenants and Reservation of Easements recorded in Official Records Book 5499, Page 360, Public Records of Pasco County, Florida, (d) Special Warranty Deed With Restrictive Covenants and Reservation of Easements recorded in Official Records Book 5534, Page 755, Public Records of Pasco County, Florida, (e) Special Warranty Deed With Restrictive Covenants and Reservation of Easements recorded in Official Records Book 5603, Page 1649, Public Records of Pasco County, Florida, and (f) Special Warranty Deed With Restrictive Covenants and Reservation of

Easements recorded in Official Records Book 5688, Page 1613, Public Records of Pasco County, Florida, each covering and affecting the real property more particularly described therein.

                                    EXHIBIT B

                            (Permitted Encumbrances)

1. Rights of tenants, as tenants only, under recorded tenant leases more particularly described in Exhibit B to the Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender.

2.    Taxes for the year 2004, not yet due and payable.

3. Drainage Easement in favor of Pasco County recorded in Official Records Book 1855, page 296, of the public records of Pasco County, Florida.

4. Resolution No. 01-182, Adopting Development Order for the Mitchell Ranch Plaza Development of Regional Impact recorded in Official Records Book 4588, page 1458, as amended in Official Records Book 4678, page 441 and in Official Records Book 5195, page 1274, of the public records of Pasco County, Florida.

5. Restrictions, covenants, conditions and easements as contained in the instrument recorded in Official Records Book 4979, Page 159, of the public records of Pasco County, Florida.

6. Memorandum of Site Development Agreement recorded in Official Records Book 4979, page 165, of the public records of Pasco County, Florida.

7. Grant of Ingress/Egress Easement from AIG Baker MRP, L.L.C. to HCA Health Services of Florida, Inc. recorded in Official Records Book 4979, page 188, of the public records of Pasco County, Florida.

8. Landscape Buffer Agreement recorded in Official Records Book 4979, page 196, of the public records of Pasco County, Florida.

9. Memorandum of Lease between AIG Baker MRP, L.L.C. and Publix Super Markets, Inc. recorded in Official Records Book 5101, page 675, and amendments thereto recorded in Official Records Book 5182, page 992 and in Official Records Book 5842, page 624, of the public records of Pasco County, Florida.

10. Memorandum of Lease between AIG Baker MRP, L.L.C. and Ross Florida Dress For Less, L.C. recorded in Official Records Book 5161, page 1483, of the public records of Pasco County, Florida.

11. Memorandum of Lease between AIG Baker MRP, L.L.C. and PetSmart, Inc. recorded in Official Records Book 5189, page 1734, of the public records of Pasco County, Florida.

12. Declaration of Protective Covenants for MRP Surface Water Management System Facilities recorded in Official Records Book 5248, page 1301, of the public records of Pasco County, Florida.

13. Grant of Ingress, Egress and Utility Easement between AIG Baker MRP, L.L.C. and AmSouth Bank recorded in Official Records Book 5320, page 1523, of the public records of Pasco County, Florida.

14. Easement Agreement between AIG Baker MRP, L.L.C. and MRP Surface Water Management System Owners Association, Inc., recorded in Official Records Book 5358, page 1817, of the public records of Pasco County, Florida.

15. Easement Agreement between AIG Baker MRP, L.L.C. and Chick-Fil-A, Inc. recorded in Official Records Book 5358, page 1832, of the public records of Pasco County, Florida.

16. Declaration of Restrictive Covenants recorded in Official Records Book 5358, page 1848, of the public records of Pasco County, Florida.

17. Grant of Ingress, Egress and Utility Easement between AIG Baker MRP, L.L.C. and Madison Bank recorded in Official Records Book 5409, page 1420, of the public records of Pasco County, Florida.

18. Distribution Easement from Chick-Fil-A, Inc. to Progress Energy Florida, Inc. recorded in Official Records Book 5463, page 703, of the public records of Pasco County, Florida.

19. Grant of Ingress, Egress and Utility Easement recorded in Official Records Book 5499, page 370, of the public records of Pasco County, Florida.

20. Grant of Ingress, Egress and Utility Easement from AIG Baker MRP, L.L.C. to Wachovia Bank, N.A. recorded in Official Records Book 5534, page 764, of the public records of Pasco County, Florida.

21. Utility Easement from AIG Baker MRP, L.L.C. to Pasco County recorded in Official Records Book 5536, page 935, of the public records of Pasco County, Florida.

22. Memorandum of Lease between AIG Baker MRP, L.L.C. and Pier 1 Imports, Inc. recorded in Official Records Book 5543, page 1782, of the public records of Pasco County, Florida.

23. Perpetual Easement from AIG Baker MRP, L.L.C. to Florida Department of Transportation recorded in Official Records Book 5567, page 860, of the public records of Pasco County, Florida.

24. Grant of Ingress, Egress and Utility Easement from AIG Baker MRP, L.L.C. to Colonial Bank, N.A. recorded in Official Records Book 5603, page 1658, of the public records of Pasco County, Florida.

25. Easement from AIG Baker MRP, L.L.C. to Verizon recorded in Official Records Book 5686, page 771, of the public records of Pasco County, Florida.

26. Grant of Ingress, Egress and Utility Easement from AIG Baker MRP, L.L.C. to Brinker Florida, Inc. recorded in Official Records Book 5688, page 1623, of the public records of Pasco County, Florida.

27. Distribution Easement from AIG Baker MRP, L.L.C. to Progress Energy Florida, Inc. recorded in Official Records Book 5689, page 897, of the public records of Pasco County, Florida.

28. Operation and Easement Agreement between Target Corporation and AIG Baker MRP, L.L.C. recorded in Official Records Book 5783, page 282, of the public records of Pasco County, Florida.

29. Memorandum of Lease between AIG Baker MRP, L.L.C. and Marshalls of MA, Inc. recorded in Official Records Book 5112, page 1331, of the public records of Pasco County, Florida.

30. Grant of Temporary Construction Easements by HCA Health Services of Florida, Inc., recorded in Official Records Book 4979, page 173, public records of Pasco County, Florida.

31. Grant of Ingress Egress Easement by HCA Health Services of Florida, Inc. recorded in Official Records Book 4979, page 180, public records of Pasco County, Florida.

32. Rights of property owners whose property abuts the pond, in and to the concurrent use of the water of said pond and in and to the bed or submerged portions thereof; also, any rights of those owners to use said pond for boating, fishing or other recreational purpose, drainage or common purpose. (As shown on Area "B", Sheet 9 of Survey prepared by Florida Design Consultants, Inc., dated June 30, 2004, last updated August 18, 2004, Job #238-04.)

33. Terms and conditions of Special Warranty Deed recorded in Official Records Book 5320, page 1506, public records of Pasco County, Florida. (Affects Tract (VI)

34. Terms and conditions of Limited Warranty Deed recorded in Official Records Book 5409, page 1410, public records of Pasco County, Florida. (Affects Tract VI)

35. Terms and conditions of Special Warranty Deed recorded in Official Records Book 5499, page 360, public records of Pasco County, Florida. (Affects Tract VI)

36. Terms and conditions of Special Warranty Deed recorded in Official Records Book 5534, page 755, public records of Pasco County, Florida. (Affects Tract VI).

37. Terms and conditions of Special Warranty Deed recorded in Official Records Book 5603, page 1649, public records of Pasco County, Florida. (Affects Tract VI)

38. Terms and conditions of Special Warranty Deed recorded in Official Records Book 5688, page 1613, public records of Pasco County, Florida. (Affects Tract VI).

39. Any rights, interests or claims arising from the following matters shown on the survey prepared by Florida Design Consultants, Inc., dated June 30, 2004, last updated August 18, 2004, Job No. 238-04:

      (a) Encroachment of concrete curbing in numerous places into Power and Telephone Easement recorded in Official Records Book 5686, page 771;

      (b) Encroachment of 5.0 foot sign into Power and Telephone Easement recorded in Official Records Book 5686, page 771;

      (c) Encroachment of concrete dumpster pad into Power and Telephone Easement recorded in Official Records Book 5686, page 771;

      (d) Encroachment of 5 foot concrete sidewalk into Power and Telephone Easement recorded in Official Records Book 5686, page 771;

      (e) Encroachment of covered glass bus stop into Power and Telephone Easement recorded in Official Records Book 5686, page 771;

      (f) Encroachment of concrete weir structure into adjacent property along West boundary line (Area "A", Sheet 8);

      (g) Encroachment of 4 foot wire fence into adjacent property along South boundary line (Area "A", Sheet 8);

      (h) Encroachment of 4 foot barbed wire fence into adjacent property along the East, North and South boundary lines (Area "B", Sheet 9 and Area "C", Sheet 11);

      (i) Encroachment of Rip Rap into adjacent property along Southwest boundary line (Area "B", Sheet 10);

      (j) Concrete Spillway cross Northeast property boundary line (Area "B", Sheet 9)